                                                                       EXHIBIT 2
                              OPERATING AGREEMENT

                                      OF

                                  MG-HIW, LLC



                            As of December 1, 2000

                                   CONTENTS

ARTICLE 1   DEFINITIONS.......................................................................     1

ARTICLE 2   FORMATION OF COMPANY..............................................................    11

ARTICLE 3   NAME AND PRINCIPAL OFFICE OF COMPANY; REGISTERED AGENT; STATUTORY COMPLIANCE......    11

   3.1  Name..................................................................................    11
   3.2  Principal Office and Place of Business; Registered Agent..............................    11
   3.3  Statutory Compliance..................................................................    12

ARTICLE 4   PURPOSE OF COMPANY; USE OF COMPANY ASSETS; TITLE TO PROPERTY; NO MERGER...........    12

   4.1  Company Purposes......................................................................    12
   4.2  Use of Assets.........................................................................    12
   4.3  Title to Property.....................................................................    12
   4.4  No Merger.............................................................................    12

ARTICLE 5   DURATION OF COMPANY...............................................................    13

ARTICLE 6   CAPITAL OF COMPANY................................................................    13

   6.1  Initial Capital Contributions.........................................................    13
   6.2  Additional Capital Contributions......................................................    13
   6.3  Debt Financing........................................................................    17
   6.4  Return of Capital Contributions; No Restoration of Deficits in Capital Accounts.......    17
   6.5  Capital Accounts......................................................................    17

ARTICLE 7   ALLOCATION OF PROFITS AND LOSSES..................................................    18

   7.1  Net Profit............................................................................    18
   7.2  Allocation of Sale Gain...............................................................    19
   7.3  Net Loss from Operations..............................................................    19
   7.4  Allocation of Sale Loss...............................................................    19
   7.5  Allocable Cash Basis Items............................................................    20
   7.6  Section 704(c) Allocation.............................................................    20
   7.7  Limitation on Net Loss Allocation.....................................................    20
   7.8  Qualified Income Offset...............................................................    21
   7.9  Gross Income Allocation...............................................................    21

   7.10  Minimum Gain Chargeback............................................................   21
   7.11  Member Nonrecourse Deductions......................................................   21
   7.12  Target Final Balances..............................................................   21
   7.13  Book/Tax Disparity.................................................................   22
   7.14  Interpretation.....................................................................   22

ARTICLE 8   DISTRIBUTIONS...................................................................   22

   8.1   Net Cash Flow......................................................................   22
   8.2   Net Sales Proceeds; Net Refinancing Proceeds; Extraordinary Event Proceeds.........   22
   8.3   Consent to Distributions...........................................................   23
   8.4   Withholding........................................................................   23

ARTICLE 9   MEMBERS.........................................................................   24

   9.1   Management.........................................................................   24
   9.2   Member Meetings....................................................................   25
   9.3   Action by Members..................................................................   25
   9.4   Purpose............................................................................   25
   9.5   Prohibited Actions without Lender Consent..........................................   26
   9.6   Prohibited Actions While First Mortgage Loan Outstanding...........................   26
   9.7   Covenants of the Company...........................................................   26
   9.8   Independent Member.................................................................   28
   9.9   Actions Requiring the Vote of Independent Member...................................   29
   9.10  Transfers of Interests.............................................................   30

ARTICLE 10  MANAGER.........................................................................   30

   10.1  Appointment of Manager.............................................................   30
   10.2  Budgets............................................................................   30
   10.3  Implementation of Budgets..........................................................   30
   10.4  Authority and Responsibilities.....................................................   31
   10.5  Reliance by Third Parties..........................................................   32
   10.6  Resignation; Removal...............................................................   32
   10.7  Fees...............................................................................   32
   10.8  Tax Matters Partner................................................................   32

  10.9  Other Business.................................................................    32
  10.10 Standard of Care; Indmenification..............................................    33
  10.11 Related Party Agreements.......................................................    33

ARTICLE 11  ACCOUNTING AND REPORTING...................................................    33

  11.1  Books..........................................................................    33
  11.2  Capital Accounts...............................................................    34
  11.3  Method of Accounting...........................................................    34
  11.4  Reports........................................................................    34
  11.5  Restrictions on Company Activities.............................................    34

ARTICLE 12  ADMISSION OF ADDITIONAL MEMBERS............................................    36

ARTICLE 13  TRANSFERS..................................................................    36

  13.1  Restrictions on Transfer of Interests..........................................    36
  13.2  First Right to Purchase........................................................    37
  13.3  Transfers to Foreign Persons...................................................    38
  13.4  Right of First Offer Upon Sale of a Property...................................    38
  13.5  Section 754 Election...........................................................    40

ARTICLE 14  WITHDRAWALS................................................................    40

ARTICLE 15  DISSOLUTION AND LIQUIDATION OF COMPANY.....................................    40

  15.1  Dissolving Events..............................................................    40
  15.2  Method of Liquidation..........................................................    41
  15.3  Reasonable Time for Liquidating................................................    41
  15.4  Date of Liquidation............................................................    41
  15.5  Waiver of Right of Partition...................................................    41

ARTICLE 16  BUY SELL...................................................................    41

  16.1  Buy-Sell Option................................................................    41
  16.2  Election by Offeree To Sell or Cause Offeror To Sell...........................    43
  16.3  Redemption Price...............................................................    44
  16.4  Closing........................................................................    44
  16.5  Escrow Agent; Deposit..........................................................    45
  16.6  Casualty or Condemnation.......................................................    46
  16.7  Failure to Consummate..........................................................    46

   16.8     Tax Treatment..............................................................    46
   16.9     Survival...................................................................    47

ARTICLE 17  NOTICES....................................................................    47

   17.1     Notices....................................................................    47

ARTICLE 18  GENERAL PROVISIONS.........................................................    48

   18.1     Computation of Time........................................................    48
   18.2     Amendments.................................................................    49
   18.3     Pronouns...................................................................    49
   18.4     Counterparts...............................................................    49
   18.5     Binding Effect.............................................................    49
   18.6     Construction...............................................................    49
   18.7     Exhibits...................................................................    49
   18.8     Sections...................................................................    49
   18.9     Estoppels..................................................................    49
   18.10    No Payments of Individual Obligations......................................    49
   18.11    Time of Essence............................................................    49
   18.12    Additional Documents and Acts..............................................    49
   18.13    Severability...............................................................    50
   18.14    No Third-Party Beneficiary.................................................    50
   18.15    Complete Agreement.........................................................    50
   18.16    Confidentiality............................................................    50
   18.17    Dispute Resolution.........................................................    50
   18.18    Attorneys' Fees............................................................    53

                      OPERATING AGREEMENT OF MG-HIW, LLC

     THIS AGREEMENT is made and entered into as of this 1st day of December, 2000, by and among MILLER GLOBAL HIW 20, LLC, a Colorado limited liability company ("MG"), and HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership ("HIW").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the parties hereto have formed a limited liability company under the provisions of the Limited Liability Company Act as enacted in the State of Delaware (Del. Code Ann. tit. 6, (S)18-101 et seq.) (the "Act"), for the limited
                                           -- ---
purposes hereinafter described; and

     WHEREAS, the parties hereto desire to set forth their respective rights, duties and responsibilities with respect to the Company;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual promises, obligations and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, each of the following terms, when used in the singular or plural form, shall have the meaning hereinafter provided:

     "AAA" has the meaning set forth in Section 18.17(b)(ii) hereof.
      ---

     "Act" has the meaning set forth in the first recital hereof.
      ---

     "Acquisition Agreement" means, collectively, the Agreements for Purchase
      ---------------------
and Sale of Property and Contribution Agreements, each between a City Group Owner and HIW or HIW Florida, pursuant to which the Properties (or all of the beneficial interests in the Land Trust, or all of the membership interests in the limited liability company, owning the same) will be, indirectly through the City Group Owners, contributed to, or purchased by, the Company.

     "Additional Capital Contribution" means, any additional contribution of a
      -------------------------------
Member to the capital of the Company made pursuant to Section 6.2 hereof.

     "Adjusted Capital Account Deficit" means, as of any particular date, the
      --------------------------------
deficit balance, if any, in such Member's Capital Account as of such date, as determined in the manner provided in Section 6.5 hereof and by then adjusting such capital account as so determined as follows:

               (a) such Capital Account shall be increased to reflect the amounts, if any, which such Member is obligated to restore to the Company or is treated or deemed to be obligated to restore pursuant to Treasury Regulations (S)(S) 1.704-1(b)(2)(ii)(b)(3), 1.704-
                                                        -  -
          1(b)(2)(ii)(c), 1.704-2(g)(1)(ii) and 1.704-2(i)(5);
                      -

               (b) such Capital Account shall be reduced to reflect any items described in Treasury Regulation (S)(S) 1.704-1(b)(2)(ii)(d)(4), (5)
                                                                    -  -    -
          and (6);
               -

               (c) if such Adjusted Capital Account Deficit is being determined as of the last day of a Fiscal Year for purposes of Section 7.7 hereof, then the applicable Capital Account shall be adjusted to reflect the allocation to such Member of all amounts required to be allocated to such Member for such Fiscal Year under Article 7 hereof (other than Sections 7.3 and 7.4 hereof);

               (d) if such Adjusted Capital Account Deficit is being determined as of the last day of a Fiscal Year for purposes of Section 7.8 hereof, then the applicable Capital Account shall be adjusted to reflect the tentative allocation to such Member of all amounts that would be required to be allocated to such Member for such Fiscal Year if neither Section 7.8 nor 7.9 hereof were a part of this Agreement; and

               (e) if such Adjusted Capital Account Deficit is being determined as of the last day of a Fiscal Year for purposes of Section 7.9 hereof, then the applicable Capital Account shall be adjusted to reflect the tentative allocation to such Member of all amounts that would be required to be allocated to such Member for such Fiscal Year if neither Section 7.8 nor 7.9 hereof were a part of this Agreement.

     "Affiliate" means, with respect to any Person, a Person who, directly or
      ---------
indirectly, controls or is controlled by or is common control with such Person. As used in this definition, "control" means possession, directly or indirectly, of the power to direct the management policies of a Person, whether through the ownership or exercise of voting rights, by contract or otherwise.

     "Approval of the Members" or similar phrases means a decision taken as
      -----------------------
described in Section 9.1(b) or 9.3 hereof, unless Approval of any individual Member or all of the Members is specifically required herein.

     "Approve", "Approved", or "Approval" means, as to the subject matter
      -------    --------       --------
thereof and as the context may require or permit, an express ratification or approval contained in a written statement signed by an approving Person.

     "Bankruptcy of the Company" means (a) a general assignment by the Company
      -------------------------
for the benefit of creditors, (b) the appointment of a receiver, trustee or custodian for all or any substantial part of the Company's property and assets which is not dismissed within sixty (60) days thereafter, (c) the entry of any "order for relief" against the Company in, or the commencement by the Company of, any voluntary proceeding under present or future Federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights which is not dismissed within sixty (60) days thereafter, or (d) the entry against the Company of any "order for relief" or any other judgment or decree by any court of competent jurisdiction in any involuntary proceeding against the Company under present or future Federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights, but only if such order, judgment or decree continues unstayed and in effect for a period of sixty (60) consecutive days.

     "Base Rate" means, on any particular date, the interest rate which
      ---------
Citibank, N.A., or any successor publicly announces as its "prime rate" as of the close of business on such date; provided, however, that in the event that
                                    -------- --------
such interest rate, as announced by Citibank, N.A. or its successor, is discontinued or becomes unascertainable, the Manager shall select and substitute an appropriate national banking association which publicly announces a "prime rate" of interest, and the term "Base Rate," as used in this Agreement, shall thereafter be deemed to refer to such interest rate as announced by such national banking association as its "prime rate" until such time as such interest rate as announced by Citibank, N.A. or its successor once again becomes ascertainable.

     "Beneficial Interests" has the meaning set forth in Section 9.5(b) hereof.
      --------------------

     "Book Basis" means, with respect to any asset of the Company, such asset's
      ----------
adjusted tax basis, as determined for federal income tax purposes; provided,
                                                                   --------
however, that (a) if property is contributed to the Company, the initial Book
-------
Basis of such property shall be its fair market value, as determined by the Members, on the date of contribution; (b) if the Capital Accounts of the Company are adjusted pursuant to Treasury Regulation (S) 1.704-1(b)(2)(iv)(f) to reflect
                                                                   -
the fair market value of the Company's assets, the Book Basis of each such asset shall be adjusted to equal its fair market value as of the time of such adjustment in accordance with such Treasury Regulation; and (c) the Book Basis of all assets shall be adjusted thereafter by Book Depreciation and amortization as provided in Treasury Regulation (S) 1.704-1(b)(2)(iv)(g).
                                                         -

     "Book Depreciation" means, for each Fiscal Year, an amount computed for
      -----------------
such Fiscal Year in the manner provided in Treasury Regulation (S) 1.704-1(b)(2)(iv)(g)(3) with respect to each item of property that has been
            -  -
contributed to the capital of the Company by a Member.

     "Book/Tax Disparity" has the meaning set forth in Section 7.13 hereof.
      ------------------

     "Borrower"  and "Borrowers" have the meanings set forth in Section 9.5(b)
      -------         ---------
hereof.

     "Budget" means an annual statement prepared by the Property Manager and
      ------
Approved by the Manager, setting forth, by line item, the estimated receipts and expenditures (capital, operating and other) of the Company for the period covered by such statement and an estimate of the projected Net Cash Flow for each full or partial calendar month during the period covered by such statement. Only one "Budget" shall be in effect for any given time period. The Budget is further described in Sections 10.2 and 10.3 hereof.

     "Capital Account" has the meaning set forth in Section 6.5 hereof.
      ---------------

     "Capital Contribution" means, as to each Member, the sum of such Member's
      --------------------
Initial Capital Contributions and Additional Capital Contributions as described in Article 6 hereof.

     "City Group" means, those Properties described on Exhibit "A" as located
      ----------                                       -----------
in, or in the vicinity of, respectively, each of the cities of Atlanta, Georgia, Orlando, Florida, Tampa, Florida, or Raleigh, North Carolina.

     "City Group Owner" means, respectively, each of the four (4) Persons
      ----------------
owning, directly or indirectly, all of the Properties in a City Group, which Persons shall be wholly-owned by the Company.

     "Claim" has the meaning set forth in Section 18.17(b) hereof.
      -----

     "Claiming Member" has the meaning set forth in Section 18.17(b) hereof.
      ---------------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, or any successor statute. All references herein to specific sections of the Code shall be deemed to refer also to corresponding provisions of any successor statute.

     "Company" means MG-HIW, LLC, a Delaware limited liability company.
      -------

     "Competitor" means (a) any publicly-owned real estate company which is
      ----------
substantially active in the office/industrial property market segment, or (b) any Person engaged in the business of the development and/or leasing of office/industrial buildings of comparable quality to the Properties in the markets in Atlanta, Georgia, Orlando, Florida, Tampa, Florida and Raleigh, North Carolina that is a major direct competitor for tenants with the Highwoods Guarantor or any of its Affiliates in such markets.

     "Contributing Member" has the meaning set forth in Section 6.2(b) hereof.
      -------------------

     "Contributions Account" means HIW's Contributions Account or MG's
      ---------------------
Contributions Account, as the context may require.

     "Contribution Date" has the meaning set forth in Section 6.2(a)(iii)
      -----------------
hereof.

     "Contribution Loan Member" has the meaning set forth in Section 6.2(b)(i)
      ------------------------
hereof.

     "Continuing Party" has the meaning set forth in Section 16.2 hereof.
      ----------------

     "Election Notice" has the meaning set forth in Section 13.2(b) hereof.
      ---------------

     "Escrow Agent" has the meaning set forth in Section 16.5 hereof.
      ------------


     "Extraordinary Event" means any sale (other than the transfer of the
      -------------------
Company's ownership interests in any City Group Owner pursuant to Article 16 hereof, a negotiated sale of one or more entire Properties or any other sale of one or more entire Properties specifically contemplated by any other provision of this Agreement), exchange, condemnation, conversion, damage or destruction of all or any portion of any of the Properties (other than any such events relating to Company tangible property and fixtures that, in the aggregate, involve property having a Book Basis to the Company of less than $50,000.00).

     "Extraordinary Event Proceeds" means the amount by which any cash proceeds
      ----------------------------
(including, without limitation, insurance proceeds, recoveries, damages and awards) received or collected by the Company from any Extraordinary Event exceed
                                                                          ------
(a) any satisfaction of indebtedness and closing and other costs and expenses incurred or required to be paid by the Company in connection with any such Extraordinary Event, (b) the amount of such proceeds used by the Company for restoration and repair in the event of any damage or destruction to the subject Property, and (c) the amount of such proceeds applied to fund any reserves contemplated by the then-current Budget or such additional reserves as the Manager deems reasonably appropriate. Notwithstanding the foregoing, the term "Extraordinary Event Proceeds" shall not include Net Sales Proceeds or Net Refinancing Proceeds.

     "First Mortgage Loan" has the meaning set forth in Section 9.4 hereof.
      -------------------

     "Fiscal Year" means the fiscal year of the Company.  The first Fiscal Year
      -----------
shall commence on the date hereof, and each succeeding Fiscal Year shall commence on the date immediately following the last day of the immediately preceding Fiscal Year. Each Fiscal Year shall end on the earliest to occur after the commencement of such Fiscal Year of (a) December 31, (b) the day immediately preceding the date of the "liquidation" of a Member's interest in the Company (within the meaning of Treasury Regulation (S) 1.704-1(b)(2)(ii)(g),
                                                                             -
(c) the day immediately preceding the date on which any distribution is made to the Members under Section 15.2 hereof, or (d) the date on which the Company is deemed liquidated and wound up under Section 15.4 hereof.

     "Foreign Investment Acts and Regulations" has the meaning set forth in
      ---------------------------------------
Section 13.3 hereof.

     "Gross Purchase Price" has the meaning set forth in Section 13.4(a) hereof.
      --------------------

     "Highwoods Guarantor" means Highwoods Properties, Inc., a Maryland
      -------------------
corporation.

     "HIW" means Highwoods Realty Limited Partnership, a North Carolina limited
      ---
partnership, a Member of the Company.

     "HIW's Contributions Account" means, as of any relevant date, the excess,
      ---------------------------
if any, of (a) aggregate of (i) the Initial Capital Contribution of HIW made to the Company pursuant to the terms of Section 6.1 hereof, and (ii) all Additional Capital Contributions made by HIW to the Company pursuant to the terms of
Section 6.2 hereof, over (b) the aggregate amount of distributions made to HIW prior to such relevant date pursuant to Section 8.2 hereof in reduction of HIW's Contributions Account.

     "HIW Florida" means Highwoods/Florida Holdings, L. P., a Delaware limited
      -----------
partnership, an Affiliate of HIW.

     "Including," "such as," "for example," or similar words or phrases are to
      ---------    -------    -----------
be interpreted as including, but not to denote a limitation to, the matter referred to unless words of limitation are expressly set forth.

     "Independent Member" has the meaning set forth in Section 9.8 hereof.
      ------------------

     "Initial Capital Contributions" has the meaning set forth in Section 6.1
      -----------------------------
hereof.

     "Interest" means the entire ownership interest of a Member in the Company
      --------
at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

     "JAMS" has the meaning set forth in Section 18.17(b)(ii) hereof.
      ----

     "Land Trusts" has the meaning set forth in the Loan Documents.
      -----------

     "Last Day" has the meaning set forth in Section 7.1(c) hereof.
      --------

     "Lender" has the meaning set forth in Section 9.4 hereof.
      ------

     "Liquidation Proceeds" means all cash held by the Company at the time of
      --------------------
the happening of a dissolving event described in Section 15.1 hereof and all cash received by the Company after the happening of such dissolving event (irrespective of whether such cash was or would otherwise have been considered Net Cash Flow, Extraordinary Event Proceeds, Net Sales Proceeds or Net Refinancing Proceeds under the terms of this Agreement).

     "Loan Documents" has the meaning set forth in Section 9.4 hereof.
      --------------

     "Management Agreement" means, collectively, the property management and
      --------------------
leasing agreements concerning the property management and leasing of the Properties, to be entered into by each of the City Group Owners, as owner, and HIW, as property manager and leasing agent.

     "Manager" means MG or any successor manager of the Company appointed as
      -------
provided herein.

     "Member" means HIW, MG or the Independent Member, or the permitted
      ------
successor or assign of any of them, individually, and "Members" means HIW, MG
                                                       -------
and the Independent Member, and their respective permitted successors or assigns, collectively; provided, however, that it is mutually acknowledged and
                       --------  -------
agreed that the Independent Member has no economic interest and, except as expressly conferred by Section 9.9 hereof, no voting or other rights or ability to participate in the affairs of the Company, and to that end, any use of the terms "Member" or "Members" herein in a context that presupposes a Member possesses such economic interest or voting or other rights shall not be deemed to include the Independent Member.

     "MG" means Miller Global HIW 20, LLC, a Colorado limited liability company,
      --
a Member of the Company.

     "MG Guarantor" means Miller Global Fund III, L.P., a Colorado limited
      ------------
partnership.

     "MG's Contributions Account" means, as of any relevant date, the excess, if
      --------------------------
any, of (a) aggregate of (i) the Initial Capital Contribution of MG made to the Company pursuant to the terms of Section 6.1 hereof, and (ii) all Additional Capital Contributions made by MG to the Company pursuant to the terms of Section
6.2 hereof, over (b) the aggregate amount of distributions made to MG prior to such relevant date pursuant to Section 8.2 hereof in reduction of MG's Contributions Account.

     "Net Cash Flow" means, for any given period, all receipts from the conduct
      -------------
of the business of the Company for such period, from whatever source derived (including, without limitation, all amounts previously escrowed with any lender to the Company which are released from escrow and returned to the Company, but specifically excluding any Extraordinary Event Proceeds, Net Sale Proceeds and Net Refinancing Proceeds), which are available for distribution by the Company following (a) the payment of all operating, debt service and capital expenses of the Company for such period with respect to which no reserves have been established (including, without limitation, any principal and interest due during any such period with respect to any debt of the Company), and (b) the establishment or replenishment, as deemed reasonably necessary by the Manager, of reserves for taxes, debt service, tenant improvement expense, leasing commission expense, maintenance, repairs, capital improvements and other expenses and other working capital requirements of the Company or for contingent liabilities of the Company.

     "Net Profit" and/or "Net Loss" means, for each Fiscal Year, the Company's
      ----------          --------
taxable income or taxable loss for such Fiscal Year, determined in accordance with Section 703(a) of the

Code and Treasury Regulation (S) 1.703-1, without separately stating any items of income, gain, loss, deduction or credit under Code Section 703(a)(1) (i.e., each separately-stated item shall be taken into account in determining Net Income and Net Loss), subject to the following adjustments:

          (a) any tax-exempt income, as described in section 705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year, shall be taken into account in computing such taxable income or taxable loss as if it were taxable income;

          (b) any expenditures of the Company described in section 705(a)(2)(B) of the Code for such Fiscal Year, including any items treated under Treasury Regulation (S) 1.704-1(b)(2)(iv)(i) as items described in section
                                               -
     705(a)(2)(B) of the Code, shall be taken into account in computing such taxable income or taxable loss as if they were deductible items;

          (c) Book Depreciation for such Fiscal Year shall be taken into account in computing such taxable income or taxable loss in lieu of any cost recovery deduction to which the Company is entitled for such Fiscal Year with respect to any item of property that has been contributed by a Member to the Company;

          (d) any gain or loss recognized by the Company during such Fiscal Year by reason of a sale of, or other Extraordinary Event with respect to, all or any part of the assets of the Company shall not be taken into account in computing such taxable income or taxable loss; and

          (e) any item of income, gain, loss or deduction that is required to be allocated to the Members under Section 7.5, 7.6, 7.8, 7.9, 7.10 or 7.11 hereof shall not be taken into account in computing such taxable income or taxable loss.

If the Company's taxable income or taxable loss for such Fiscal Year, as adjusted in the manner provided in clauses (a) through (e) above, is a positive amount, such amount shall be the Company's Net Profit for such Fiscal Year; and if negative, such amount shall be the Company's Net Loss for such Fiscal Year.

     "Net Refinancing Proceeds" means the amount by which any cash proceeds
      ------------------------
received by the Company from any permanent loan exceeds (a) the amount required to be paid by the Company in reduction or satisfaction of prior loans or liens upon the Properties, (b) any closing costs incurred or required to be paid by the Company in connection with such permanent loan, (c) the amount of any such proceeds applied to fund any reserves contemplated by the then-current Budget or to fund any such additional reserves as the Manager reasonably deems appropriate, and (d) the amount of any such proceeds applied or set aside by the Manager to fund any capital improvements to any of the Company's Properties reasonably deemed necessary or appropriate by the Manager. Net Refinancing Proceeds shall be accounted for on a Property-by-Property basis (i.e., there shall be an allocation of the aggregate loan amount among the

Properties securing the subject refinancing) for the purposes of this Agreement, including, without limitation, Exhibit "E" attached hereto and made a part
                               ----------
hereof.

     "Net Sales Price" has the meaning set forth in Section 13.4(a) hereof.
      ---------------

     "Net Sales Proceeds" means the amount by which the gross cash proceeds from
      ------------------
the sale of any of the Properties exceed (a) the amount required to be paid by the Company in reduction or satisfaction of prior loans or liens upon the subject Property, (b) the customary and usual closing costs payable to third parties in connection with such sale, (c) the amount of any such proceeds applied to fund any reserves contemplated by the then-current Budget or to fund any such additional reserves as the Manager reasonably deems appropriate, and
(d) the amount of any such proceeds applied or set aside by the Manager to fund any capital improvements to any of the Company's Properties reasonably deemed necessary or appropriate by the Manager.

     "Non-Contributing Member" has the meaning set forth in Section 6.2(b)
      -----------------------
hereof.

     "Non-Offering Member" has the meaning set forth in Section 13.2(a) hereof.
      -------------------

     "Notice" has the meaning set forth in Section 17.1 hereof.
      ------

     "Notice of Determination" has the meaning set forth in Section 9.1(b)
      -----------------------
hereof.

     "Notice of Election" has the meaning set forth in Section 16.2(a) hereof.
      ------------------

     "Offer Period" has the meaning set forth in Section 13.2(a) hereof.
      ------------

     "Offered Property" has the meaning set forth in Section 13.4(a) hereof.
      ----------------

     "Offeree" has the meaning set forth in Section 16.1 hereof.
      -------

     "Offering Member" has the meaning set forth in Section 13.2(a) hereof.
      ---------------

     "Offering Notice" has the meaning set forth in Section 13.2(a) hereof.
      ---------------

     "Offeror" has the meaning set forth in Section 16.1 hereof.
      -------

     "Opposite Member" has the meaning set forth in Section 18.17(b) hereof.
      ---------------

     "Person" means any individual, corporation, partnership (general or
      ------
limited), joint venture, association, joint-stock company, limited liability company, limited liability partnership, limited liability limited partnership, professional corporation, trust, entity, unincorporated organization or government or any agency or political subdivision thereof.

     "Properties" means, collectively, the real properties described on Exhibit
      ----------                                                        -------
"A" attached hereto and by this reference made a part hereof, as well as the
---
tangible and intangible personal property incident thereto and used in connection therewith, all as more fully described in the Acquisition Agreement. "Property" means any one of the Properties, individually. If the context so
 --------
requires (for example, a reference to "sale of the Properties"), the reference shall be deemed to include the ownership interests in the Properties, if and to the extent that the Company or any City Group Owner owns, transfers or otherwise deals in beneficial interests in the Land Trusts, or membership interests in limited liability companies, owning any of the Properties, rather than fee simple title thereto.

     "Property Manager" means, HIW, as property manager and leasing agent under
      ----------------
the Management Agreement, or any successor property manager and/or leasing agent appointed as provided herein.

     "Redemption Closing Date" has the meaning set forth in Section 16.4(a)
      -----------------------
hereof.

     "Redemption Notice" has the meaning set forth in Section 16.1 hereof.
      -----------------

     "Redemption Price" has the meaning set forth in Section 16.3 hereof.
      ----------------

     "Redemption Procedure" has the meaning set forth in Section 16.1 hereof.
      --------------------

     "Redemption Value" has the meaning set forth in Section 16.1 hereof.
      ----------------

     "Response" has the meaning set forth in Section 18.17(b)(i) hereof.
      --------

     "Sale Gain" and/or "Sale Loss" means any gain or loss recognized by the
      ---------          ---------
Company for income tax purposes in any Fiscal Year by reason of the sale of, or other Extraordinary Event with respect to, all or any part of the assets of the Company, except that, with respect to any item of property that has been contributed by a Member to the capital of the Company, Sale Gain and Sale Loss means any gain or loss recognized by the Company for book purposes in any Fiscal Year by reason of the sale of, or other Extraordinary Event with respect to, any such item of property, and such book gain and book loss with respect to any such item of property shall be computed by reference to the Book Basis of such item of property as of the date of such sale or other Extraordinary Event, rather than by reference to the tax basis of the item of property as of such date.

     "Sharing Ratio" of each Member, subject to adjustment pursuant to Section
      -------------
6.2(b)(ii) hereof, shall be as follows:

          MG                  80%
          HIW                 20%
          The Independent Member has no economic interest in the Company.

     "Target Final Balances" has the meaning set forth in Section 7.12 hereof.
      ---------------------

     "Tax Matters Partner" has the meaning set forth in Section 10.8 hereof.
      -------------------

     "Transferor" has the meaning set forth in Section 13.3 hereof.
      ----------

     "Treasury Regulation" means the Federal income tax regulations promulgated
      -------------------
by the Department of the Treasury under the Code, as such regulations may be amended from time to time. All references herein to a specific section or sections of the Treasury Regulations shall be deemed to include a reference to any corresponding provisions of succeeding Treasury Regulations.

     "Withdrawing Party" has the meaning set forth in Section 16.2(a) hereof.
      -----------------

     "Vector" means Vector Property Services, LLC, a service provider affiliated
      ------
     with MG.

                                   ARTICLE 2
                                   ---------

                             FORMATION OF COMPANY
                             --------------------

     The parties hereto have formed the Company under the Act.

                                   ARTICLE 3
                                   ---------

            NAME AND PRINCIPAL OFFICE OF COMPANY; REGISTERED AGENT;
            -------------------------------------------------------
                             STATUTORY COMPLIANCE
                             --------------------

     3.1  Name.  The name of the Company shall be "MG-HIW, LLC".
          ----

     3.2  Principal Office and Place of Business; Registered Agent.  All third-
          --------------------------------------------------------
party notices pursuant hereto shall be sent to the Manager or any successor manager appointed hereunder. The principal office of the Company shall be located initially at c/o Miller Global Properties, LLC, 4643 South Ulster Street, Suite 1500, Denver, Colorado, 80237 or at such other place as the Manager may from time to time and at any time designate after giving written notice of such designation to the Members. The registered agent of the Company in the State of Delaware shall be The Corporation Trust Company and the registered office of the Company in the State of Delaware shall be the office of said registered agent in Wilmington, Delaware or, following any removal, any successor and such successor's office in the State of Delaware as may be Approved by the Manager. The principal and registered office and principal place of business of the Company in Colorado shall be 4649 South Ulster Street, Suite 1500, Denver, Colorado, 80237, and at such other or additional places in such other jurisdictions as the Manager may from time to time deem necessary or advisable.

     3.3  Statutory Compliance.  The Company shall exist under and be governed
          --------------------
by, and this Agreement shall be construed in accordance with, the internal laws of the State of Delaware, without reference to the conflicts of laws or choice of law provisions thereof. The Manager, on behalf of the Members, shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. The Manager, on behalf of the Members, shall have executed and filed in the appropriate records any certificate or certificates and reports required by law to be filed in connection with the formation and operation of the Company and shall execute and file such other documents and instruments as may be necessary or appropriate with respect to the formation of, and conduct of business by, the Company.

                                   ARTICLE 4
                                   ---------

    PURPOSE OF COMPANY; USE OF COMPANY ASSETS; TITLE TO PROPERTY; NO MERGER
    -----------------------------------------------------------------------

     4.1  Company Purposes.   Subject to Section 9.4 hereof, the purpose of the
          ----------------
Company shall be (a) to acquire the Properties and related warranties, permits, contract rights and entitlements, (b) to maintain, operate, manage, lease, mortgage, improve, sell, exchange, dispose of and otherwise deal in and exercise control over the Properties and the real and personal property relating thereto, and (c) to do everything necessary or desirable for the accomplishment of the above purposes or for the furtherance of any of the powers herein set forth, and to do every other act and thing incident thereto or connected therewith.

     4.2  Use of Assets.  The Members shall use the Company's assets solely for
          -------------
the benefit of the Company. No assets of the Company shall be transferred or encumbered for or in payment of any individual obligation of a Member.

     4.3  Title to Property.  All real property and personal property (which
          -----------------
shall include, without limitation, the Company's ownership interests in the City Group Owners) owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right and each Member's interest in the Company shall be personal property for all purposes.

     4.4  No Merger.  Notwithstanding anything to the contrary contained herein,
          ---------
the Company shall not be merged, nor shall it allow any Person directly or individually owned by the Company to be merged, with or into any other Person, nor shall the Company engage or permit such Persons to engage in any other business combination activity, nor shall the Manager be permitted to take any action which would cause a merger of the Company or such other Persons with or into any other Person or any such business combination activity, without, in each such case, the Approval of all of the Members.

                                   ARTICLE 5
                                   ---------

                              DURATION OF COMPANY
                              -------------------

     The duration of the Company shall continue until the Company is dissolved and liquidated under Article 15 hereof.

                                   ARTICLE 6
                                   ---------

                               CAPITAL OF COMPANY
                               ------------------

     6.1  Initial Capital Contributions.  HIW has irrevocably committed to
          -----------------------------
contribute to the capital of the Company, indirectly through the City Group Owners, the Properties on Exhibit "A" hereto , which, in the aggregate, the
                          -----------
Members agree shall have an agreed fair market value at the time of contribution of $12,536,000.00, and HIW has also irrevocably committed to contribute to the capital of the Company eight million four hundred twenty-nine thousand eight hundred thirty-four and 16/100 dollars ($8,429,834.16) which, in the aggregate, shall result in a total capital contribution by HIW to the capital of the Company of twenty million nine hundred sixty-five thousand eight hundred thirty-four and 16/100 dollars ($20,965,834.16). MG has irrevocably committed to contribute to the capital of the Company eighty-three million eight hundred sixty-three thousand three hundred thirty-six and 63/100 dollars ($83,863,336.63) in cash. In each case, such party's capital contribution pursuant to this Section 6.1 shall be referred to as such party's "Initial Capital Contribution". The remainder of the Properties (or all of the beneficial interests in the Florida land trusts owning, or all of the membership interests in the limited liability company owning, such Properties) have been purchased, indirectly through the City Group Owners, by the Company from HIW or HIW Florida. The values at which various of the Properties (or all of the beneficial interests in the Florida land trusts owning, or all of the membership interests in the limited liability company owning, such Properties) have been contributed to, or purchased by, the Company are described with greater particularity on Exhibit "A" attached hereto. The Independent Member has not
                 -----------
made or committed to make any capital contribution whatsoever hereunder, and shall have no economic interest in the Company.

     6.2  Additional Capital Contributions.
          --------------------------------

          (a)  Call for Additional Capital Contributions.
               -----------------------------------------

               (i) At any time that any amount required by the Loan Documents to be paid by the Borrowers (specifically excluding amounts which would be required to be so paid to cure non-monetary defaults) has not been paid by the sixth (6/th/) day after the date on which it is due, until the three
     (3) five (5)-Business Day cure periods allotted to HIW under the Loan Documents have been exhausted, and thereafter, on the date on which it is due, and a call for an Additional Capital Contribution in respect thereof has not previously been made pursuant to the terms hereof, HIW may call for an Additional Capital Contribution, without the Approval of the Manager or the other Member, in the amount of such payment and any late charges, interest or other amounts required to avoid or cure an Event of Default under the Loan Documents which has or would otherwise occur solely on account of such delinquency. If the timing of the payment due under the Loan Documents is such that HIW must advance the full amount of the Additional Capital Contribution to avoid or cure such Event of Default before MG's time to make its share of any outstanding Additional Capital Contribution has expired, then HIW, upon twenty-four (24) hours' prior Notice to MG, may make the full amount thereof, and MG's share shall be treated as a Contribution Loan pursuant to Section 6.2(b)(i). Given the uncertainty regarding the timing of HIW's calls for capital as aforesaid, HIW agrees to modify any such call to conform them to the amount actually required to avoid or cure Events of Default as aforesaid. In addition, HIW shall be entitled to cure any non-monetary Event of Default or Potential Default under the Loan Documents, but shall not be entitled to make a call for an Additional Capital Contribution hereunder to fund such cure. HIW shall also be entitled, at any time that the "Research Commons Ground Lease" (as defined in the Loan Documents) is in existence and the premises demised thereunder are encumbered by the Loan or any financing subsequently entered into by the Company in full or partial replacement thereof, to call for an Additional Capital Contribution, without the Approval of the Manager or the other Member, to pay the Company's pro-rata share of taxes on the Properties owned by the Raleigh City Group Owner which are located within the development known locally as Research Commons, but only to the extent that such taxes are delinquent (i.e., the unpaid amount thereof is subject to penalties and/or interest) and not being protested in a manner which excuses the payment of such taxes until such protest is resolved. Further, at any time that the MG Guarantor does not have the right to direct the Manager to make calls for Additional Capital Contributions hereunder, if Highwoods should at any time determine (A) that, in order for the Company to meet its cash requirements, the Company is in need of any funds in excess of amounts: available to the Company from cash flow; available from reserves set forth in the applicable Budget or otherwise Approved by the Manager; available from any loans Approved by the Manager made to the Company to fulfill such obligations or requirements; and available from the Initial Capital Contributions made by the Members pursuant to Section 6.1 hereof, and (B) that it would be in the best interests of the Company to obtain such required funds, then HIW may call for an Additional Capital Contribution to the Company, without Approval of the Manager or the other Members, only when the Company's funds are insufficient to pay any anticipated expense or other obligation of the Company which will become due and owing within the next sixty (60) calendar days thereafter (but only if the Company is not then protesting such expense or other obligation in good faith and through appropriate proceedings, it being mutually agreed and understood that HIW shall not be entitled to make a call for an Additional Capital Contribution hereunder for any expense or other obligation which is being so contested), and such expense or obligation (a) is in the nature of debt service on existing loans to the Company and/or any City Group Owner which are secured by one or more of the Properties, payment of other contractual obligations of the Company which have been duly Approved by the Manager, maintenance of Company properties and assets (which shall specifically exclude capital improvements), payment required to prevent the Company from defaulting under any lease of Company property or other contract to which the Company is a party, or payment of Company obligations for taxes, utility services, tort liability, judgments against the Company and amounts owing which are needed to keep in place all of the Company's insurance policies, as such become due and payable, or (b) arises from an emergency situation or any unanticipated event or circumstance that causes an imminent danger of material financial or other loss to the Company or any of the Properties; provided, however, that any such call by HIW for an
                            --------  -------
     Additional Capital Contribution hereunder may be made for up to $250,000 per affected Property, and for up to $1,000,000 in the aggregate, but in no event may all calls by HIW for an Additional Capital Contribution pursuant to this Section 6.2(a)(i) be made for more than an aggregate of $1,000,000. It is mutually agreed and understood that the foregoing right is solely for the benefit of HIW and any Affiliate(s) of HIW to which HIW's Interests may be transferred hereunder, and such right shall not be available to any other transferee of HIW's Interests. At any time that the aggregate calls for Additional Capital Contributions by HIW pursuant to this Section 6.2(a)(i) reach an aggregate of $1,000,000, the right granted to HIW hereunder shall terminate, and this Section 6.2(a)(i) shall thereafter be of no further force or effect.

               (ii) The Manager may call for Additional Capital Contributions if, in its reasonable judgment, additional funds are needed for the operation, protection, or improvement of the Properties consistent with the purposes hereof. By way of example, but not by way of limitation of the generality of the foregoing, Additional Capital Contributions may be called for improvements to which the Company is committed in executed leases, leasing commissions, scheduled debt service, real estate taxes, other operating expenses, or capital improvements appropriate for the operation of the Properties such as improvements to common areas, parking facilities, and similar investments. The Members hereby acknowledge that they are in agreement that the Manager is entitled to call for up to a maximum of $2,500,000.00 in Additional Capital Contributions, during the first five
     (5) years from the date hereof, for capital expenditures (not including tenant improvement expenditures) for the Properties owned by the Orlando City Group Owner; provided, however, that, notwithstanding any other
                       --------  -------
     provision hereof to the contrary, HIW's consent must be obtained for any Additional Capital Contributions made during the first five (5) years hereof for capital expenditures (other than for tenant improvement expenditures) for the Properties owned by the Orlando City Group Owner.
     The foregoing sentence shall not limit, nor shall it be deemed to limit, the Manager's ability to make calls for Additional Capital Contributions for tenant improvements for the Properties owned by the Orlando City Group Owner, whether during or after the five (5)- year period referred to above.


               (iii) Each such call shall be made by written notice specifying the amount to be contributed in the aggregate, the purposes for which the funds are to be applied, the due date thereof (the "Contribution Date") which shall not be earlier than thirty (30) days following the call, and the share of each Member thereof determined by reference to its respective Sharing Ratio.

          (b)  Failure to Contribute.  If either Member fails to contribute by
               ---------------------
the Contribution Date its share of the Additional Capital Contribution so called for (said Member being the "Non-Contributing Member"), the other Member, so long as it has contributed its share of the Additional Capital Contribution so called for (the "Contributing Member"), may advance the amount of the Non-Contributing Member's share of the Additional Capital Contribution to the Company, in which event:

               (i) The amount so advanced shall constitute a loan (each a "Contribution Loan") to the Non-Contributing Member in the amount advanced (any Member who makes such a Contribution Loan being a "Contribution Loan Member"). Each such Contribution Loan shall bear interest at a rate equal to the Base Rate plus five percent (5%), compounded monthly (but such rate shall not, in any event, exceed the maximum rate permitted by law), and shall be repayable at any time without penalty. While such Contribution Loan is outstanding, any distributions from the Company to which the Non-Contributing Member would otherwise be entitled shall be paid by the Company to the Contribution Loan Member, first, to pay accrued interest, and then in reduction of such Contribution Loan. Upon repayment of such Contribution Loan prior to the effectiveness of an election for adjustment of Sharing Ratios described in Section 6.2(b)(ii) below, the Non-Contributing Member shall be restored to its full rights hereunder as if it had timely responded to the call for the subject Additional Capital Contribution.

               (ii) If the Non-Contributing Member has not repaid any Contribution Loan, with interest as described in Section 6.2(b)(i) hereof, in full within sixty (60) days after the date on which such Contribution Loan was made, then, within forty-five (45) days following the expiration of such sixty (60)-day period, the Contribution Loan Member may give written notice to the Non-Contributing Member of its intention to avail itself of the remedy described in this Section 6.2(b)(ii). If the Non-Contributing Member repays the Contribution Loan, with interest as described in Section 6.2(b)(i) hereof, within thirty (30) days following receipt of the notice referred to in the preceding sentence, it shall be restored to its full rights and authorities hereunder as if it had timely responded to the call for an Additional Capital Contribution. If the Non-Contributing Member does not do so, however, the advance by the Contributing Member on behalf of the Non-Contributing Member (without interest), together with the Contributing Member's own Additional Capital Contribution, shall be credited to the Contributions Account of the Contributing Member, and the Sharing Ratios of each Member shall then be recalculated, by establishing fractions, the numerators of which shall be the respective amounts in the Contributions Accounts of the Members, and the denominator of which shall be the aggregate of the amounts in HIW's Contributions Account and MG's Contributions Account (after crediting all amounts paid by the Contributing Member pursuant to this Section 6.2(b) to its Contribution Account). The Sharing Ratios, as thus recalculated, shall thereafter be the "Sharing Ratios" of each of the Members, and the definition thereof contained herein shall be deemed so modified. In such event, the Contribution Loan in respect of which such adjustment is made shall be extinguished. In all other respects, however, such adjustment of Contributions Accounts and recalculation of Sharing Ratios shall be the sole remedy for the failure to repay a Contribution Loan to a Non-Contributing Member. Exhibit "B"
                                                             -----------
     attached hereto and by this reference made a part hereof sets forth an example of the calculation of such decrease and increase in Sharing Ratios.

     6.3  Debt Financing.  It is acknowledged that, coincident with the
          --------------
acquisition of the Properties (or beneficial interests in the Land Trusts, or membership interests in the limited liability company, owning the same) by the City Group Owners, loans have been extended to the Company and the City Group Owners by Lender in the maximum principal amount of up to Two Hundred Eighty Million and 00/100 Dollars ($280,000,000.00), secured by the Properties. The MG Guarantor and HIW have guaranteed their respective portions of the nonrecourse carveouts associated with such financing. The Manager is empowered to refinance such indebtedness at such time or times and in such manner as it shall consider to be reasonably appropriate and in the Company's best interests. To the extent required by any subsequent lender, the Members shall, or shall cause their respective Guarantors to, guarantee the recourse carveouts of any subsequent nonrecourse financing, but only if such Member's or Guarantor's liability thereunder is not materially greater than its liability under the loans first described above. If possible, the potential liability of each such Member or Guarantor shall be limited to the Sharing Ratio of its principal(s) multiplied by the amount guaranteed. If, however, any such guaranty is joint and several, the Members and their Guarantors shall enter into a contribution agreement reflecting their undertaking to contribute, in accordance with the Members' Sharing Ratios, to any payment required of any such party under any such guaranty, to the end that any payment required of a Member and/or its Guarantor is limited to the Member's Sharing Ratio multiplied required by the amount.

     6.4  Return of Capital Contributions; No Restoration of Deficits in Capital
          ----------------------------------------------------------------------
Accounts. All Capital Contributions shall be expended in furtherance of the
--------
business of the Company. All costs and expenses of the Company shall be paid from its funds. No interest shall be paid on Capital Contributions or Capital Accounts, and, except as herein expressly provided to the contrary, no Member shall have the right to demand or receive the return of all or any part of such Member's Capital Contributions or Capital Account. Notwithstanding anything contained herein to the contrary, no Member shall have any obligation to restore any deficit, as determined pursuant to this Agreement, to its Capital Account.

     6.5  Capital Accounts.  A separate capital account (each a "Capital
          ----------------
Account") shall be maintained for each Member, and the amount of such capital account, as of any particular date, shall be the sum of the following amounts:

          (a) the aggregate amount of cash that has been contributed to the capital of the Company by such Member as of such date; plus

          (b) the agreed upon net fair market value (as of the date of contribution) of any property that has been contributed by such Member to the capital of the Company as of such date; plus

          (c) the aggregate amount of the Company's Net Profit and Sale Gain for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Sections 7.1 and 7.2 hereof; plus

          (d) the aggregate amount of items of income for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Sections 7.8, 7.9 and 7.10 hereof; minus

          (e) the aggregate amount of the Company Net Loss and Sale Loss for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Sections 7.3, 7.4 and 7.7 hereof; and minus

          (f) the aggregate amount of items that has been, or is required to be, allocated to such Member pursuant to Sections 7.5 and 7.11 hereof for all Fiscal Years ending prior to such date; and minus

          (g) the aggregate amount of cash and the agreed upon net fair market value (as of the date of distribution) of all other property that has been distributed to such Member by the Company as of such date.

A Member's Capital Account shall also be increased or decreased to reflect any items described in Treasury Regulation (S) 1.704-1(b)(2)(iv) that are required to be reflected in such Member's Capital Account under such Treasury Regulation and which are not otherwise taken into account in computing such Capital Account as provided above.

                                   ARTICLE 7
                                   ---------

                        ALLOCATION OF PROFITS AND LOSSES
                        --------------------------------

     7.1  Net Profit.  The Company's Net Profit, if any, for each Fiscal Year
          ----------
shall be allocated to the Members in the following manner and in the following order of priority:

          (a) first, to the Members, in proportion to, and to the extent of, their respective shares of any distributions made or to be made by the Company pursuant to Section 8.1 hereof with respect to such Fiscal Year; then

          (b) second, to the Members, in proportion to, and to the extent of, the respective excesses, if any, of any distributions made or to be made by the Company pursuant to Section 8.1 hereof with respect to such Fiscal Year and for all prior Fiscal Years over the respective aggregate amounts of Net
                                    ----
     Profit theretofore allocated to such

     Members pursuant to Section 7.1(a) hereof (including Net Profit allocated to the Members under Section 7.1(a) hereof for such Fiscal Year) and this
     Section 7.1(b); and then

          (c) to the Members in proportion to their respective Sharing Ratios as of the last day (the "Last Day") of such Fiscal Year.

     For purposes of this Section 7.1, any distribution of cash made by the Company to any of the Members under Section 8.1 hereof during the first thirty
(30) days of any Fiscal Year of the Company shall be deemed to have been distributed to such Member on the last day of the immediately preceding Fiscal Year of the Company.

     7.2  Allocation of Sale Gain.
          -----------------------

          (a) Any Sale Gain recognized by the Company in any Fiscal Year shall be allocated to the Members in the following manner and in the following order of priority:

               (i) first, to MG and HIW, pro rata (but subject to the distribution requirements and limitations of Section 8.2 hereof), the amounts, if any, necessary to increase their respective Capital Accounts as of the Last Day to a positive balance equal to the balance, if any, then standing in MG's Contributions Account and HIW's Contributions Account, respectively; then

               (ii) second, and finally, any remaining Sale Gain shall be allocated to the Members in proportion to their respective Sharing Ratios (or, to the extent of any reallocation pursuant to Section 8.2 and Exhibit "E" hereto, consistent therewith) such other ratio as may
              -----------
          be required by Section 8.2 hereof as of the Last Day.

          (b) For purposes of this Section 7.2, the amount of a Member's Capital Account as of a Last Day shall be computed as of such Last Day in the manner provided in Section 6.5 hereof, but shall be adjusted to reflect the allocation to such Member of all amounts required to be allocated to such Member for such Fiscal Year under Article 7 hereof (other than pursuant to this Section 7.2).

     7.3  Net Loss from Operations.  The Company's Net Loss, if any, from the
          ------------------------
normal operations of the Company for each Fiscal Year shall be allocated to the Members in proportion to and to the extent of their respective positive Capital Account balances as of the Last Day of such Fiscal Year, and thereafter, in proportion to their respective Sharing Ratios.

     7.4  Allocation of Sale Loss.  Any Sale Loss recognized by the Company in
          -----------------------
any Fiscal Year shall, subject to Section 7.14 hereof, be allocated to the Members in the following manner and the following order of priority:

          (a) first, such Sale Loss shall be allocated to the Members in proportion to, and to the extent of, the positive balances standing in their respective Capital Accounts as of the Last Day; provided, however,
                                                           -------- --------
     that if the amount of Sale Loss to be allocated is less than the sum of the Capital Account balances of all Members having positive Capital Account balances, then the Sale Loss shall be allocated to the Members in such proportions and in such amounts as would result in the respective Capital Account balances of each Member equaling, as nearly as possible, the amount such Member would receive if an amount equal to the excess of (i) the sum of all of the Members' Capital Account balances (computed prior to the allocation of Sale Loss pursuant to this paragraph (a)), over (ii) the aggregate amount of Sale Loss to be allocated to the Members pursuant to this paragraph (a) were distributed to the Members in accordance with the provisions of Section 8.2 hereof; and

          (b) thereafter, such Sale Loss shall be allocated to the Members in proportion to their respective Sharing Ratios as of the Last Day.

For purposes of this Section 7.4, the amount of a Member's Capital Account as of a Last Day shall be computed as of such Last Day in the manner provided in
Section 6.5 hereof, but shall be adjusted to reflect the allocation to such Member of all amounts required to be allocated to such Member for such Fiscal Year under Article 7 hereof (other than pursuant to Section 7.2 hereof and this Section 7.4).

     7.5  Allocable Cash Basis Items.  Any "allocable cash basis item" of the
          --------------------------
Company (as defined in section 706(d) of the Code) for any Fiscal Year that is required to be allocated to the Members in the manner provided in section 706(d) of the Code shall be allocated to the Members in the manner so required.

     7.6  Section 704(c) Allocation.  Any items of income, gain, loss and
          -------------------------
deduction with respect to any property that has been contributed by a Member to the capital of the Company and which is required or permitted to be allocated to the Members for income tax purposes under section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its agreed upon fair market value at the time of its contribution shall be allocated to the Members solely for income tax purposes in the manner so required or permitted. It is agreed that if, in MG's judgment, MG is disadvantaged by the "traditional method", it may select the "traditional method with curative allocations", as permitted by the Treasury Regulations promulgated under section 704(c) of the Code, in making such allocations.

     7.7  Limitation on Net Loss Allocation.  Notwithstanding the provisions of
          ---------------------------------
Sections 7.3 and 7.4 hereof, if the amount of Net Loss and Sale Loss that would otherwise be allocated to a Member in any Fiscal Year under Section 7.3 or 7.4 hereof would cause (or increase) an Adjusted Capital Account Deficit for any Member as of the Last Day of such Fiscal Year, then a proportionate part of such Net Loss and Sale Loss equal to the sum of such Net Loss and Sale Loss, to the extent it creates (or increases) such Member's Adjusted Capital Account Deficit, shall be allocated to the other Member(s).

     7.8  Qualified Income Offset.  Notwithstanding any provision hereof to the
          -----------------------
contrary, if any Member unexpectedly receives in any Fiscal Year any adjustment, allocation or distribution described in Treasury Regulation (S) 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and if such Member has an Adjusted Capital
            -  -    -       -
Account Deficit as of the Last Day of such Fiscal Year, then all items of income and gain (including Sale Gain) of the Company (consisting of a pro rata portion of each item of Company income and gain, including gross income and Sale Gain) for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to such Member in the amount and in the manner necessary to eliminate such Adjusted Capital Account Deficit as quickly as possible.

     7.9  Gross Income Allocation.  Notwithstanding any provision hereof to the
          -----------------------
contrary, if any Member has an Adjusted Capital Account Deficit as of the Last Day of any Fiscal Year, then all items of income and gain (including Sale Gain) of the Company (consisting of a pro rata portion of each item of Company income and gain, including gross income and Sale Gain) for such Fiscal Year shall be allocated to such Member in the amount and in the manner necessary to eliminate such Adjusted Capital Account Deficit as quickly as possible.

     7.10 Minimum Gain Chargeback.  Notwithstanding any provision hereof to the
          -----------------------
contrary, any item of Company income or gain (including Sale Gain) for any Fiscal Year (or any portion of any such item) that is required to be allocated to the Members under Treasury Regulation (S) 1.704-2(f) shall be allocated to the Members for such Fiscal Year in the manner so required by such Treasury Regulation.

     7.11 Member Nonrecourse Deductions.  Notwithstanding any provision hereof
          -----------------------------
to the contrary, any item of Company loss, deduction or expenditure described in section 705(a)(2)(B) of the Code for any Fiscal Year (or any portion of any such item) that is required to be allocated to the Members under Treasury Regulation
(S) 1.704-2(i)(1) shall be allocated to the Members for such Fiscal Year in the manner so required by such Treasury Regulation.

     7.12 Target Final Balances.  The allocations of Net Profit, Net Loss, Sale
          ---------------------
Gain and Sale Loss under this Agreement are intended to produce final Capital Account balances (Capital Account balances immediately prior to the liquidation of the Company or of a Member's interest, after taking into account all allocations for fiscal periods through such point in time) that are at levels ("Target Final Balances") which permit liquidating distributions made in accordance with such final Capital Account balances to equal the distributions which would occur if such liquidating proceeds were distributed in accordance with Section 15.2. To the extent that the tax allocation provisions of this Agreement would not produce the Target Final Balances, the Members agree to take such actions as are necessary to amend such tax allocation provisions to produce such Target Final Balances. Notwithstanding the other provisions of this Agreement, allocations of income, gain, loss and deduction (including items of gross income, gain, loss and deduction) shall be made prospectively as necessary to produce such Target Final Balances, and, to the extent such prospective allocations would not effect such result, the prior tax returns of the

Company shall be amended to reallocate items of gross income, gain, loss and deductions to produce such Target Final Balances.

     7.13 Book/Tax Disparity.  In accordance with section 704(c) of the Code and
          ------------------
the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed (or deemed contributed pursuant to the provisions of section 708 of the Code) to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its fair market value, as determined by the Members, at the time of contribution (the "Book/Tax Disparity").

     7.14 Interpretation. The foregoing provisions of this Article 7
          --------------
notwithstanding, the allocation provisions of this Agreement shall satisfy the provisions of Code section 514(c)(9)(E) and the Treasury Regulations thereunder, and shall be construed accordingly. If an allocation otherwise required herein would violate Code section 514(c)(9)(E) or the Treasury Regulations thereunder, the Manager shall alter the same so as to prevent such violation, but subsequent adjustments shall be made pursuant to Section 7.12 as soon as the same would be permitted without such a violation, so that the economic arrangements of the parties herein contemplated are not modified by such alteration. As an example, but not in limitation of the generality of the foregoing, and any provision of this Article 7 to the contrary notwithstanding, MG's share of overall Company loss for each taxable year of the Company shall not be less than its Sharing Ratio, so that MG's "fractions rule percentage" as contemplated in such Treasury Regulations shall not be less than its Sharing Ratio.

                                   ARTICLE 8
                                   ---------

                                 DISTRIBUTIONS
                                 -------------

     8.1  Net Cash Flow.  The Company shall distribute the Net Cash Flow of the
          -------------
Company to the Members within thirty (30) days after the end of each calendar quarter, subject to the terms of Section 6.2(b)(i) hereof, in the proportion of each Member's Sharing Ratio as of the date such distribution is made, and in equal priority, subject, however, to the right of HIW to require, after the
                -------  -------
determination of the amounts which would otherwise have been distributed pursuant hereto, but prior to actual distribution, reallocation of its share of Net Cash Flow to MG in accordance with Exhibit "E" hereto. The Members
                                       ------------------
acknowledge and agree that the amounts actually distributed pursuant hereto, after any reallocation in accordance with Exhibit "E" hereto, are determined
                                          -----------
with regard to the income of the Company and shall be treated for income tax purposes as distributions to the Members in their respective capacities as Members.

     8.2  Net Sales Proceeds; Net Refinancing Proceeds; Extraordinary Event
          -----------------------------------------------------------------
Proceeds.  Subject to the requirements of Section 15.2 hereof in the event of
--------
liquidation, if applicable, Net Sales Proceeds, Net Refinancing Proceeds and Extraordinary Event Proceeds shall be distributed by the Company to the Members, within thirty (30) days after the same are received or collected by the Company, subject to the terms of Section 6.2(b)(i) hereof, in the proportion of each

Member's Sharing Ratio as of the date such distribution is made, and in equal priority; provided, however, that, with respect to any Net Sales Proceeds, Net
          --------  -------
Refinancing Proceeds or Extraordinary Event Proceeds relating to any of the Properties in the Orlando, Florida City Group, to the extent permitted or required by Exhibit "E" hereto, the share of HIW in the same shall, after the
            -----------
determination of the amount which would otherwise have been distributed pursuant hereto, but prior to actual distribution, be reallocated from HIW to MG to the extent provided in Exhibit "E" hereto, and the amounts so reallocated shall then
                   -----------
be distributed pursuant hereto. The Members acknowledge and agree that the amounts actually distributed pursuant hereto, after any reallocation in accordance with Exhibit "E" hereto, are determined with regard to the income of
                -----------
the Company and shall be treated for income tax purposes as distributions to the Members in their respective capacities as Members.

     8.3  Consent to Distributions.  Any changes in the distributions provided
          ------------------------
for herein shall be made only as and when Approved by the Members.

     8.4  Withholding.  If the Code or applicable state law requires the Company
          -----------
to withhold any tax with respect to a distributive share of Company income, gain, loss, deduction or credit, or a distribution of cash or property, the Tax Matters Partner shall cause the Company to withhold and pay the tax. If at any time the amount required to be withheld exceeds the amount that would otherwise be distributed to the Member to whom the withholding requirement applies, then that Member shall promptly remit to the Company an amount (which shall not be deemed an Additional Capital Contribution hereunder) equal to the excess of the amount required to be withheld over the amount, if any, that would otherwise be distributed to that Member and which is available to be withheld. Any amount withheld with respect to a Member shall be deducted from the amount that would otherwise be distributed to that Member but shall be treated as though it had been distributed to such Member.

     8.5  Escrow of Distributions Pending Dispute Resolution.  The foregoing
          --------------------------------------------------
provisions of this Article 8 notwithstanding, in the event that a Claim described in Section 18.17(b) is pending at the time that any distribution would otherwise be made pursuant to Sections 8.1 and/or 8.2 hereof, the amount of such distribution to which the Opposite Member would otherwise be entitled shall, to the extent of the amount in dispute under Section 18.17(b), be deposited with the Escrow Agent and shall be applied in the manner therein described.
Likewise, if Section 18.17(b) requires the payment to the Claiming Member (or as it may direct) of all or any portion of any amount otherwise distributable to a Member pursuant to Sections 8.1 and/or 8.2 hereof, such amount shall be paid to the Claiming Member as required by, and in accordance with, Section 18.17(b) hereof.

                                   ARTICLE 9
                                   ---------

                                    MEMBERS

     9.1  Management.
          ----------

          (a) The Members reserve to themselves overall management authority, including authority to approve Budgets, financing, leasing, management and operating policies, and any disposition of the Properties, but the Members shall not have responsibility for the day-to-day affairs of the Company, which authority is delegated to Manager as provided herein.

          (b) In construing the provisions of this Agreement, decisions and approvals of the Members shall be taken by the affirmative vote of Members holding a majority of the Sharing Ratios unless expressly otherwise provided herein; provided, however, subject to the provisions hereafter set forth and
        --------  -------
Section 9.9 hereof (which shall, if applicable, control over the provisions of this Section 9.1(b)), that neither the Manager nor the Members holding a majority of the Sharing Ratios may initiate or acquiesce in any Bankruptcy of the Company (which shall include, for the purposes of this Section 9.1(b), any City Group Owner) without the Approval of all Members, without regard to Sharing Ratios; but provided further that, in the event that the Manager determines that
            -------- -------
the Bankruptcy of the Company (or any one or more City Group Owners, as the case may be) is in the best interests of the Company and gives Notice of its determination (the "Notice of Determination") to all Members, the Members shall have a period of one hundred eighty (180) days in which to determine whether or not to Approve such action. During such time, the Members shall be free to attempt a negotiated alternative to the Bankruptcy of the Company (or such one or more City Group Owners, as the case may be) or to initiate the Redemption Procedure. If, at the end of such one hundred eighty (180)-day period, the Manager's position respecting the Bankruptcy of the Company (or any one or more City Group Owners, as the case may be) remains unchanged, all Members shall be deemed to have Approved the Bankruptcy of the Company (or such one or more City Group Owners, as the case may be) originally proposed by the Manager in the Notice of Determination, and in such event, the Manager may proceed on behalf of the Company without execution of any documents by the Members. Any Notice of a Redemption Procedure given by any Member to the other Member(s) which is received or deemed received pursuant hereto within said one hundred eighty
(180)-day period shall deny the Manager the authority to initiate the Bankruptcy of the Company (or any one or more City Group Owners which are subject of the Manager's proposed filing) on behalf of the Company until the two hundred tenth (210/th/) day after the receipt or deemed receipt of the Notice of Determination, but if the Redemption Procedure is not closed by that time, the Manager shall be free to proceed as provided in the immediately preceding sentence.

          (c) Anything in this Agreement to the contrary notwithstanding, all decisions concerning the enforcement of any agreement between the Company and HIW or a HIW Affiliate, including the Acquisition Agreement, and any management agreement contemplated in Section 10.7 below, as against HIW or any Affiliate thereof shall be taken and made by, and all actions required therefor shall be unilaterally carried out by, the Manager. Such decisions and actions may be taken by the Manager in the Company's (but not HIW's) interest and shall not be affected by fiduciary duties otherwise owed to HIW or its Affiliates by reason of the relationships established hereby. In such event, MG shall be solely entitled to any recovery until all damage to MG's Interest in the Company is fully compensated for the losses occasioned thereby.

     9.2  Member Meetings. The Members shall hold meetings either in person or
          ---------------
by telephone not less often than quarterly to review Company activities and such other matters as the Members deem appropriate. In addition, the Members shall meet on three business days' notice after call by any Member.

     9.3  Action by Members.  MG designates Myron M. Miller and James H. Miller
          -----------------
as its Member representatives, and HIW designates Edward J. Fritsch and Mack D. Pridgen, III as its Member representatives. Each Member may designate in writing alternate representatives, and may have such alternates present at meetings, as it deems appropriate. A Member's representatives and alternates may be changed at any time upon written notice, but until notified each Member may rely on those representatives and alternates set forth herein or in the most recent notice either prior to the action contemplated or promptly thereafter in confirmation of their oral consent. Except as otherwise provided in Section 9.9 hereof, each Member's vote shall be weighted as described in Section 9.1(b) on all matters to be decided by the Members, regardless of the number of representatives or alternates, and regardless of whether one or both such representatives are present to cast the vote of the Member represented. Except as otherwise provided in Section 9.9 hereof, action may be taken (a) at a meeting attended by at least one Member representative or alternate for each Member, or (b) by a writing signed by at least one Member representative or alternate on behalf of such of the Members as is necessary for the approval of the action pursuant to Section 9.1(b). Meetings may be held by telephone conference call, so long as all Member representatives or alternates attending such meeting can hear one another at the same time. The Manager shall prepare minutes of meetings not otherwise memorialized in writing, but a failure to do so shall not affect any action approved at the meeting.

     9.4  Purpose.  For so long as that certain indebtedness from General
          -------
Electric Capital Corporation, as Administrative Agent, on behalf of several lenders, or its successors or assigns ("Lender") to the Company, the City Group
                                        ------
Owners and certain affiliates of the Company (the "First Mortgage Loan")
                                                   -------------------
encumbers any portion of the Properties, the purpose of the Company shall be limited solely to (a) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, operating and managing the Properties and refinancing the First Mortgage Loan in connection with a permitted repayment of the First Mortgage Loan, (b) entering into the First Mortgage Loan with Lender, and (c) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing or acting as the sole managing member in any of the Borrowers. The First Mortgage Loan is evidenced, secured and advanced in accordance with the loan documents entered into in connection with such First Mortgage Loan (collectively, the "Loan Documents").
                                  --------------

     9.5  Prohibited Actions without Lender Consent.  Notwithstanding any other
          -----------------------------------------
provision contained herein to the contrary, so long as the First Mortgage Loan is outstanding, the Company may not, without the prior written consent of Lender, do any of the following:

          (a)  engage in any business or activity other than those set forth in
     Section 9.4 hereof;

          (b) acquire any assets other than those related to (a) the Properties; (b) the beneficial ownership interests (the "Beneficial Interests") in the Land Trusts; or (c) its membership interests in the City Group Owners (each a "Borrower" and collectively, the "Borrowers"); or

          (c) incur any indebtedness or assume or guaranty any indebtedness, other than in connection with the First Mortgage Loan, or unsecured trade debt (i) incurred in the ordinary course of business which is payable within sixty (60) days of when incurred, (ii) not evidenced by a note, and
     (iii) paid when due, provided that the total outstanding amount of such trade debt does not exceed any maximum amount provided in the loan agreement for the First Mortgage Loan at any one time. No debt other than the First Mortgage Loan or any Swap Guaranty (as defined in the Loan Documents) given by Lender may be secured (subordinate or pari passu) by the Properties or the Beneficial Interests.

     9.6  Prohibited Actions While First Mortgage Loan Outstanding.
          --------------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, so long as the First Mortgage Loan is outstanding, the Company may not do any of the following:

          (a)  dissolve, wind-up or liquidate, in whole or in part;

          (b) consolidate or merge with or into any other entity or convey, sell or transfer substantially all of its Properties and assets to any person or entity, except as permitted under the terms of the Loan Documents;

          (c) amend or cause to be amended this Agreement or the Company's Certificate of Formation with respect to changing the sole purpose of the Company contained in Section 9.4 hereof, or the provisions contained in Sections 9.7, 9.9 and 9.10 hereof or this Section 9.6; or

          (d)  take any action that might cause the Company to become insolvent.

     9.7  Covenants of the Company.  Notwithstanding any other provision of this
          ------------------------
Agreement to the contrary, the Company shall:

          (a) maintain books and records separate from any other person or entity and file its own tax returns, except to the extent its returns are required to be combined or consolidated with those of others;

          (b) maintain its bank accounts, if any, separate from any other person or entity;

          (c) not commingle its assets with those of any other person or entity and hold all of its assets in its own name, except those assets held in the name of a Land Trust, in which case the Beneficial Interests therein will be held by the Company or a City Group Owner in its own name;

          (d) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person or entity;

          (e)  conduct its own business in its own name;

          (f) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity, or maintain consolidated returns with the Borrowers in which the Company is the sole managing member, so long as such consolidated financial statements indicate that they consolidate the financial statements of separate legal entities;

          (g)  pay its own liabilities and expenses only out of its own funds;

          (h)  observe all organizational formalities;

          (i) maintain an arm's length relationship with its affiliates and enter into transactions with affiliates only on a commercially reasonable basis;

          (j) pay the salaries of its own employees, if any, from its own funds;

          (k) maintain a sufficient number of employees in light of its contemplated business operations;

          (l) not guarantee or become obligated for the debts of any other entity or person other than in connection with the First Mortgage Loan;

          (m) not hold out its credit as being available to satisfy the obligations of any other person or entity;

          (n) has not and will not have any obligation to indemnify its partners, officers, directors or members, as the case may be, unless such obligation is fully subordinated to the First Mortgage Loan and will not constitute a claim against it in the event that, after payment of the First Mortgage Loan, cash flow is insufficient to pay such obligation;

          (o) not acquire the obligations or securities of its Affiliates or owners, including partners, members or shareholders, as appropriate;

          (p) not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities issued by a non-affiliated entity or subject to common ownership with such entity);

          (q) allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

          (r) any separate stationery, invoices, and checks used shall bear its own name;

          (s) not pledge its assets for the benefit of any other person or entity other than to Lender as specifically provided under the Loan Documents;

          (t)  conduct business and hold itself out as a separate identity;

          (u) correct any known misunderstanding regarding its separate identity;

          (v) not identify itself as a division or part of any other person or entity and not identify any other person or entity as a division or part of the Company; and

          (w) maintain adequate capital in light of its contemplated business operations.

     9.8  Independent Member. So long as the First Mortgage Loan is outstanding,
          ------------------
the Company shall have at least one Member (the "Independent Member") which
                                                 ------------------
complies with the definition of Independent Member contained below and which complies with all of the applicable criteria described in Section 9.7 of this Agreement, except as modified to reflect such Member's position as a Member of the Company having a non-economic interest in the Company. An "Independent
                                                                -----------
Member" shall mean a Member in the Company who is not at the time of initial
------
appointment and has not been at any time during the preceding five (5) years and shall not be at any time while serving as Independent Member: (a) a stockholder, director, officer, employee, partner or Member of the Company or its Affiliates; (b) a customer, supplier or other person who derives more than ten percent (10%) of its purchases or revenues from its activities with the Company or its Affiliates; (c) a person or other entity controlling, controlled by or under common control with any such stockholder, director, officer, employee, partner, member, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other person. (As used herein, the term "control" means the possession, directly or
                                   -------
indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise).

     9.9  Actions Requiring the Vote of Independent Member.  Notwithstanding any
          ------------------------------------------------
other provision of this Agreement to the contrary, the consent of such of the members of the Company as may otherwise be required by this Agreement plus the vote of the Independent Member is required for the Company to (either with respect to itself, any of the City Group Owners or any other entity in which it has a direct or indirect legal or beneficial ownership interest or as to which the Company is the direct or indirect general partner or managing member):

          (a)  institute proceedings to be adjudicated bankrupt or insolvent;

          (b) consent to the institution of bankruptcy or insolvency proceedings;

          (c) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency;

          (d) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any other similar official of the Company or a substantial part of its properties;

          (e)  make any assignment for the benefit of creditors;

          (f) admit in writing its inability to pay its debts generally as they become due;

          (g) otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally;

          (h)  take any action in furtherance of any of the preceding actions;

          (i) engage in transactions with Affiliates (except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party); or

          (j) if not permitted under Section 9.6(c) hereof, amend the organizational documents of the Company.

     In the consideration of any possible bankruptcy or insolvency proceedings of the Company, any of the City Group Owners or any other entity that is directly or indirectly owned or controlled by the Company or as to which the Company is the general partner or managing member, the Members shall, to the fullest extent permitted by law, including, without limitation, Section 18-1101(c) of the Act, consider solely the financial position of the Company or such entity, as the case may be, and its creditors and a proceeding may not be voluntarily commenced unless, in addition to the above stated considerations, the Company's or such entity's, as the case may be, liabilities exceed its assets or if the Company or such entity, as the case may be, is unable to pay its debts as they become due. In evaluating the Company's or any such entity's liabilities, the members may discount contingent liabilities in the exercise of reasonable business judgment for the likelihood of occurrence and may also value as assets contingent claims for contribution under guarantees and similar arrangements.

     9.10 Transfers of Interests. Notwithstanding any other provision of this
          ----------------------
Agreement to the contrary, so long as the First Mortgage Loan is outstanding, no Member of the Company may transfer any direct or indirect ownership interest in the Company except as permitted under Section 8.1 of the loan agreement
                                      -----------
comprising a part of the Loan Documents for the First Mortgage Loan.


                                  ARTICLE 10
                                  ----------

                                    MANAGER

     10.1 Appointment of Manager. The Members hereby appoint MG as the Manager
          ----------------------
of the Company.

     10.2 Budgets.  The Members have approved a Budget for the operation of the
          -------
Properties during the year 2000 attached hereto as Exhibit "C" and by this
                                                   ----------
reference made a part hereof. Further, commencing in 2001, and each calendar year thereafter, the Manager shall cause the Property Manager to prepare, for the Approval of the Members, no later than sixty (60) days prior to the end of the preceding calendar year, an annual Budget for the next calendar year, setting forth the anticipated revenue and expenditures, cash flow and any other reasonably required information. No changes may be made in the Budget without the Approval of the Members given in the manner described in Section 9.1(b). Until a Budget for the succeeding year is approved, the Manager shall be authorized to operate the Company and its assets consistent with the last Approved Budget, with an increase in aggregate expenses of three percent (3%).

     10.3 Implementation of Budgets.  The Manager shall, subject to the
          -------------------------
limitations contained herein, implement the then-applicable Budget. Each Member shall promptly inform the Manager of any transaction, notice, event, or proposal directly relating to the management and operation of the Company's business of which it has knowledge and which does or could significantly affect the Company or cause a significant deviation from the applicable Budget.

     10.4 Authority and Responsibilities.  Subject only to the matters reserved
          ------------------------------
to the Members in Section 9.1, the Manager shall have sole responsibility for, and authority to conduct, the day-to-day affairs of the Company, including, without limitation, the right to exercise the following specific rights and powers without the approval of the Members unless otherwise specifically herein provided:

          (a) subject to the limitations contained in the Management Agreement (which shall control over this Section 10.4), to engage and dismiss any and all Persons necessary to further the purposes of the Company, including those providing legal, accounting, engineering, brokerage, consulting, appraisal, management, leasing, development, repair or custodian services to the Company, or such other Persons as the Manager deems necessary or desirable for the management and operation of the Company and its properties, including Persons related to MG or to the Persons in control thereof, provided that such Persons charge fees no higher than those available to the Company through arm's-length, third-party contracts;

          (b) to incur and pay, or authorize the Property Manager to incur or pay, on the Company's behalf, all expenses and obligations incident to the operation and management of the Company, including the cost of the above-described services, taxes, interest, travel expenses, insurance premiums, and similar items;

          (c) to make interim investments (which may be made through an agent) of cash reserves and other liquid assets of the Company prior to their use for Company purposes or distribution to the Members;

          (d) to acquire and enter into any contract of insurance deemed necessary or desirable for the protection or conservation of the Company, its properties, and the Manager (including, without limitation, directors' and officers' liability insurance), or otherwise in the interest of the Company as the Manager shall determine;

          (e) to open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, or other financial institutions;

          (f) to establish reserves for normal repairs, replacements and contingencies and for any other proper Company purpose;

          (g) to distribute funds to the Members by way of cash or otherwise, all in accordance with the provisions of this Agreement;

          (h) to bring and defend actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

          (i) to prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

          (j) subject to the limitations set forth in Sections 4.4 and 13.4 hereof, with the Approval of the Members given in the manner described in
Section 9.1(b), to dispose of some, all or substantially all of the assets of the Company on such terms and conditions as the Manager shall determine, even though such action would make it impossible to thereafter carry on the ordinary business of the Company.

     10.5 Reliance by Third Parties. No third party dealing with the Company
          -------------------------
shall be required to ascertain whether the Manager is acting in accordance with the provisions of this Agreement. All third parties may rely on any document executed by the Manager as binding upon the Company. The Manager acting without authority shall be liable to the Members for any damages arising out of its unauthorized actions.

     10.6 Resignation; Removal.  The Manager may resign at any time, upon giving
          --------------------
at least thirty (30) days' prior written notice to the Members. Upon such resignation, the Members, acting in the manner described in Section 9.1(b), may designate a successor Manager. The Manager may be removed at any time and replaced by a successor by a vote of the Members pursuant to Section 9.1(b); provided, however, that, so long as HIW is a Member hereof, no Competitor may be
--------  -------
appointed as the Manager hereunder, and any attempt to appoint a Competitor as the Manager hereunder shall be null, void and of no effect. The foregoing does not preclude the ownership of an Interest in the Company by a Competitor and its substitution as a Member, if a transfer to a Competitor is otherwise permitted by the terms hereof,

     10.7 Fees.  It is mutually acknowledged and agreed that HIW shall be
          ----
engaged as Property Manager. It is also mutually acknowledged and agreed that HIW will engage Vector as its consultant so long as the Management Agreement is in effect, and pay Vector thirty-five one-hundredths percent (.35%) of Gross Income (as defined in the Management Agreement), pursuant to that Consulting Agreement of even date herewith, between HIW and Vector.

     10.8 Tax Matters Partner.  The Manager is hereby designated as the "tax
          -------------------
matters partner" (as defined in Section 6231(a) of the Code) for the Company (the "Tax Matters Partner"). The Tax Matters Partner is authorized to perform, on behalf of the Company, any act that may be necessary to make this designation effective.

     10.9 Other Business.  The Manager, the Members, and their respective
          --------------
Affiliates may engage, independently or with others, in other business ventures of every nature and description, including, without limitation, the development and ownership of real properties and the making or management of other real estate investments. Neither the Company nor any Member shall have the right, by virtue of this Agreement or the relationship created hereby, in or to such other ventures or activities, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

     10.10  Standard of Care; Indemnification.  The Manager shall carry out its
            ---------------------------------
duties in good faith, but neither the Manager nor its members, employees or agents shall be liable to the Company or any Member for any act performed or omitted to be performed by it on behalf of the Company, including actions taken as Tax Matters Partner, provided such act or omission was taken in good faith, was reasonably believed by the Manager to be in the best interests of the Company, was not the result of gross negligence or willful misconduct, and was within the scope of its authority granted hereunder. The Manager shall devote such time to the business of the Company as is reasonably necessary for the efficient conduct of the Company's business. The Members acknowledge, however, that the Manager has continuing responsibilities with respect to other assets of Manager and its Affiliates, and that the Company and the other Members have no rights to such assets or the income derived therefrom. Each Member, including the Manager acting in such capacity, as well as the members, employees and agents thereof, shall be indemnified, defended and held harmless by the Company for any cost, liability, damage or expense arising out of the affairs of the Company or by reason of its status or service in any such capacity, including reasonable attorneys' fees and other expenses incurred in its defense, which shall be paid as incurred. If, however, it is finally determined that an action or omission on the part of such Person resulting in such cost or liability constitutes fraud, willful misconduct or gross negligence, such Person shall not be entitled to indemnification hereunder and the Company shall be entitled to recover payments previously made pursuant to this Section 10.10.

     10.11  Related Party Agreements.  Each Member shall be liable and
            ------------------------
responsible to the Company for all amounts owing, and damages caused, to the Company by any Affiliate of such Member who has entered into a contractual arrangement with the Company (or such Member for the direct or indirect benefit of the Company) to the same extent that such Affiliate is liable to the Company under such contractual arrangement; provided, however, that it is mutually
                                    --------  -------
agreed and understood that the MG Guarantor shall be liable and responsible for all Affiliates of MG which are also its Affiliates, and Miller Global Properties, LLC (the sole member of MG IV-GP, LLC, which is in turn the sole general partner of the MG Guarantor) only, and not the MG Guarantor, shall be liable and responsible for all Affiliates of MG which are not Affiliates of the MG Guarantor, and each so agrees by its execution hereof on behalf of the MG Guarantor.

                                  ARTICLE 11
                                  ----------

                           ACCOUNTING AND REPORTING
                           ------------------------

     11.1 Books.  The Company shall maintain complete and accurate books of
          -----
account at the registered office of the Company. The Company shall provide any Member any information requested relating to the business of the Company. During ordinary business hours any Member or its authorized representative shall have access to all books, records and materials regarding the Company and its activities.

     11.2 Capital Accounts.  The Company shall maintain a separate Capital
          ----------------
Account for each Member and such other accounts as may be necessary or desirable to comply with the requirements of applicable laws and regulations.

     11.3 Method of Accounting.  The Company's books of account shall be
          --------------------
maintained, and its income, gains, losses and deductions shall be determined and accounted for using the accrual method of accounting. For Federal income tax reporting, the depreciation method used shall be the most accelerated method available.

     11.4 Reports.  Within ninety (90) days after the close of each Fiscal Year,
          -------
the Manager, at the expense of the Company and in cooperation with the Property Manager, shall have a full audit and financial statements of the Company for such Fiscal Year prepared and distributed to the Members. Such financial statements and audit results shall be certified in the customary manner a firm of independent certified public accountants selected by the Manager, and shall include an income and expense statement and balance sheet which shall reflect the results of the operations of the Company for such Fiscal Year, the unpaid balance due on all obligations of the Company and all other information
customarily reflected in financial statements.   If timely receipt of
information from the Property Manager allows, within twenty-five (25) days after the end of each calendar month, the Manager shall also have prepared and delivered to the Members (a) a profit and loss statement and Company balance sheet, and a comparison to the Budget then in effect of the income and expenses of the Company through the previous calendar month, together with a written narrative explaining all material variances, (b) a cash flow statement, setting out current month and year-to-date figures (budget and actual), a rent roll, a security deposit listing, schedules describing building improvements made, bank reconciliations and disbursement listings, and (c) a Property cost report setting out, on a line-item basis, the applicable Budget figures, the funds expended to date and the balance needed for completion. On or before the ninetieth (90th) day after the end of each Fiscal Year, the Manager shall provide to the Members a schedule K-l for the Company, copies of the Company's information returns and such other information respecting the Company as may be required to enable each Member to complete properly its federal income tax return, any income tax return of any state and any other reporting or filing requirement imposed by any governmental agency or authority for such Fiscal Year. The Members acknowledge and agree that the Company is a partnership for income tax purposes, and that they shall file tax returns and otherwise conduct their affairs in a manner consistent with such characterization. The Manager may rely on reports of the Property Manager in carrying out such obligations, and shall not be responsible for breaches hereof caused by the Property Manager's delay. Further, the Manager, on behalf of the Company, may engage HIW to assist with tax compliance activities on mutually agreeable terms.

     11.5  Restrictions on Company Activities.  It is mutually agreed and
           ----------------------------------
understood that certain actions, if taken by the Company, could have seriously adverse tax and/or other economic consequences to the Members. In order to avoid such consequences, the Members hereby agree as follows:

          (a) Without the prior Approval of HIW, the Company shall neither acquire, nor own, directly or indirectly, (i) securities possessing more than ten percent (10%) of the total voting power of the outstanding securities of any one issuer which is treated as a corporation for Federal income tax purposes, or
(ii) securities having a value of more than ten percent (10%) of the total value of the outstanding securities of any one issuer which is treated as a corporation for Federal income tax purposes. Any securities held by the Company in excess of the amounts allowed by the preceding sentence shall be deemed for all purposes to be held in trust by the Company for the benefit of MG, and shall not be an asset of the Company. The Company shall immediately distribute such excess securities to MG. MG hereby acknowledges and agrees that it will pay an amount of cash to HIW equal to twenty percent (20%) of the fair market value of such excess securities, as determined by appraisal pursuant to Section 11.5(f) hereof, and that MG will pay all of the expenses associated with the appraisal process.

          (b) Without the prior Approval of HIW, the Company shall not elect to be treated as other than a partnership for federal, state and local tax purposes.

          (c) Without the prior Approval of HIW, the Company shall not actively market and hold for sale subdivided lots or condominium units.

          (d) Upon any direct or indirect sale or transfer of assets by the Company to HIW, pursuant to Section 13.4 or Article 16 hereof which would result in the allocation of gain to HIW or the partners of HIW pursuant to Code section 704(c), the Members agree to use reasonable efforts, at HIW's sole cost, expense and risk, to arrange such sale or transfer to minimize the Code section 704(c) gain (so long as MG's share of taxable gain is not increased nor the Company's receipt of proceeds delayed), including a possible distribution of such property to HIW in redemption of part of its equity interests and assumption of debt.

          (e) Without the prior Approval of HIW, the Company shall not acquire new assets valued in excess of three million dollars ($3,000,000.00) per year, nor shall the Company acquire, in the aggregate, more than ten million dollars ($10,000,000.00) of new assets during the Company's existence.

          (f) If an appraisal is required pursuant to Section 11.5(a) hereof, such appraisal shall be conducted by a committee of three (3) appraisers, each of whom shall be an MAI appraiser, chosen as follows: one (1) such appraiser shall be chosen by MG, the second appraiser shall be chosen by HIW and the third appraiser shall be chosen by the two (2) appraisers chosen as aforesaid. If either party does not select an appraiser within ten (10) days of the date of the election and direction from the other party to so select an appraiser, then the appraiser chosen by the other party shall be solely responsible for determining such fair market value. Each appraiser shall make an independent appraisal, and, if there is more than one (1) appraiser, the fair market value shall be the average of the two (2) appraisals closer in value. Each appraiser shall file its appraisal with the Company within twenty (20) days of its being retained hereunder.

                                  ARTICLE 12
                                  ----------

                        ADMISSION OF ADDITIONAL MEMBERS
                        -------------------------------

     Except as otherwise provided in Article 13 hereof, no additional Person shall be admitted to the Company as a Member without the Approval of all of the Members.


                                  ARTICLE 13
                                  ----------

                                   TRANSFERS
                                   ---------

     13.1 Restrictions on Transfer of Interests.
          -------------------------------------

          (a) Except as specifically provided in this Article 13 or in Article 16 below, a Member may not sell, transfer, pledge, encumber or otherwise assign all or any portion of its Interest in the Company, whether voluntarily or involuntarily, and whether by legal process or operation of law, to any Person other than to another Member without the consent of all of the Members. Any attempted sale, transfer, pledge, encumbrance or other assignment in contravention of the provisions of this Article 13 shall be void and ineffectual, and shall not be recognized by the Company. Transfers of interests in Members are not restricted by this Agreement; provided, however, that if any
                                                 --------  -------
such transfer results in a Competitor acquiring a controlling interest in MG while MG is the Manager hereunder, MG shall be deemed to have been removed as the Manager, effective as of the date and time of such change in control, and the Members shall, subject to Section 10.6 hereof, appoint a successor Manager hereunder.

          (b) The foregoing notwithstanding, either Member shall be at liberty to transfer all or any portion of its Interest to an Affiliate and require that such Affiliate be substituted as a Member and, if the transferor is the Manager, as the Manager hereunder. No such transfer shall relieve the transferor or, if applicable, its Guarantor of any obligation contemplated herein. In the event of a transfer of less than all of a Member's Interest, the transferee shall irrevocably designate the transferor as the agent of the transferee to represent the transferee with regard to all matters pertaining to the Company, including the exercise of all managerial prerogatives, and the exercise of all rights under Article 16 hereof. In the event that, by reason of the operation of
Article 16 hereof, the transferor is required to dispose of its Interest, such obligation shall pertain equally to the Interest held by the transferee and the transferor shall (i) (if the transferor is the buyer of an Interest under Article 16 hereof) be primarily obligated to the other Member to perform all of the obligations of the buyer under Article 16 hereof (including the payment of the entire amount of the purchase price in connection with the purchase of the other Member's Interest pursuant to Article 16 hereof), and (ii) (if the transferor is the seller of an Interest under Article 16 hereof) be primarily obligated to the other Member to effectuate the sale of all the Interests being purchased by said other Member under Article 16 hereof. No transfer of less than all of a Member's Interest shall be effective without each transferee of said partial Interest granting the transferor an irrevocable power of attorney, coupled with an interest, to execute documents and instruments in the name of said transferee in connection with said transferee's Interest in the Company.

     13.2 First Right to Purchase.
          -----------------------

          (a) If at any time a Member (the "Offering Member") shall desire to transfer all or any portion of its Interest in the Company to a Person other than an Affiliate, the Offering Member shall give a Notice (an "Offering Notice") to the other Member (the "Non-Offering Member"), which Notice shall state the interest to be transferred, the price (which shall be a dollar sum), the identity of the proposed transferee and the true principals thereof, and all other terms of the proposed transfer, and shall be accompanied by a copy of the written agreement between the Offering Member and the proposed transferee evidencing such terms. The Non-Offering Member shall have the right, irrevocable for a period of thirty (30) days from the date of the receipt of the Offering Notice (the "Offer Period"), to (i) consent to the transfer to the transferee described in the Offering Notice and on the terms stated therein,
(ii) to elect to purchase all (but not a portion of) the Interest specified in the Offering Notice and at the price and on the terms set forth in the Offering Notice, or (iii) elect to sell all or a portion of its Interest at the same time, for the same price and terms, and in direct proportion, based upon Sharing Ratios, to the Interest being sold by the Offering Member. If the Non-Offering Member shall not notify the Offering Member of its election within such thirty
(30)-day period, the Non-Offering Member shall be conclusively deemed to have consented to the transfer described in the Offering Notice. If the Non-Offering Member consents (or is deemed to consent) to the transfer, the Offering Member may, subject to the restrictions of Section 10.6 hereof, require that its transferee be substituted as a Member and, if the transferor is the Manager, as the Manager hereunder.

          (b) Election Notice.  If the Non-Offering Member shall elect to
              ---------------
exercise its right to purchase pursuant to Section 13.2(a)(ii) hereof, Notice of such election (an "Election Notice") shall be given to the Offering Member within the Offer Period, which Election Notice shall specify a closing date not less than thirty (30) or more than one hundred twenty (120) days after the giving thereof, and on the date so specified, the Offering Member shall sell, and the Non-Offering Member shall purchase, the interest specified in the Offering Notice at the price and upon the terms set forth in the Offering Notice. The Election Notice shall be accompanied by a deposit with the Escrow Agent of the amount, if any, which the proposed transferee has actually deposited with the Escrow Agent to secure its proposed purchase of the Offering Member's Interest. The provisions of Section 16.4(b), 16.6 and 16.9 shall apply to such transaction, and a failure to consummate such transaction shall be remedied as described in Section 16.7. If the Non-Offering Member shall elect to exercise its right to sell pursuant to Section 13(a)(iii) hereof, the Election Notice shall be given to the Offering Member within the Offer Period, and on the date set for closing under the Offering Notice, the Offering Member and the Non-Offering Member shall each sell the proportionate share of its Interest, based upon Sharing Ratios, required to meet the requirements of the Offering Notice.

          (c) Time Period.  If a right to purchase pursuant to this Section 13.2
              -----------
shall not be exercised within the Offering Period, or shall be waived, and if, within one hundred fifty (150) days after the giving of the Offering Notice, the Offering Member (and, if applicable, the Non-Offering Member) shall not have sold the Interest specified in the Offering Notice to the transferee identified therein (at not less than the price and upon the terms set forth in the Offering Notice), then this Section 13.2 shall again be applicable to any subsequent sale of such Interest.

     13.3 Transfers to Foreign Persons.  If any Member ("Transferor") shall
          ----------------------------
transfer an Interest to a "foreign person" under the International Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, the Foreign Investment in Real Property Tax Act of 1980, the regulations pursuant to such Acts or any amendments to such Acts or regulations (such Acts, regulations and amendments are herein collectively referred to as the "Foreign Investment Acts and Regulations"), then, upon the occurrence of any of the foregoing events, Transferor shall promptly give Notice thereof to the other Members. Such Notice shall set forth detailed and sufficient information and data relative thereto. Transferor will undertake, at its sole expense, to file whatever records and reports are required or necessary pursuant to any Foreign Investment Acts and Regulations to report that the transfer has occurred (or will occur) and will agree to indemnify, defend and hold harmless the other Members and the Company for any losses, damages, liabilities, expenses, and costs any might sustain or incur as a result of Transferor not complying with the notice and reporting provisions of this Section 13.3. This indemnification shall in no event protect the Company from its failure to withhold appropriate income taxes, to comply with the Foreign Investment Acts and Regulations or its failure to file such other reports as may subsequent to the transfer be required by any such laws. Transferor, at no expense to the Company, shall prepare and file any and all reports, filings and submissions required under the Foreign Investment Acts and Regulations to provide notice that it has transferred all or part of its interest to a "foreign person" under the Foreign Investment Acts and Regulations.

     13.4 Right of First Offer Upon Sale of a Property.
          --------------------------------------------

          (a) It is mutually agreed and understood that, prior to the second (2/nd/) anniversary of the closing under the Acquisition Agreement (the third (3/rd/) anniversary of the closing under the Acquisition Agreement with respect to the Properties owned by the Orlando, Florida City Group Owner), the Manager shall not cause the Company to dispose of any of the Properties without the Approval of all of the Members. Thereafter, in the event of the determination by the Manager to cause the Company to dispose of any of the Properties, whether directly or by disposal of all of the Company's interest in the owner thereof (it being mutually agreed and understood that the Properties may be so disposed of individually or in any combination, including by entire City Group, but that all Properties (or all of the Company's ownership interests in the owner thereof) being disposed of pursuant to any single Notice from the Manager to HIW (collectively, the "Offered Property") must, unless otherwise mutually agreed, be disposed of as a unit for all purposes hereunder), the Manager shall provide Notice to HIW of such determination, which Notice shall include the gross purchase price (the "Gross Purchase Price") which the Manager would consider to be acceptable to the Company for the Offered Property, as well as the Manager's good-faith estimate of the net amount (the "Net Sales

Price") that the Company would be expected to derive after payment of applicable mortgage balances (including prepayment premiums), anticipated closing costs and anticipated commissions from the sale of the Offered Property; provided,
                                                               --------
however, that in the event and to the extent that HIW may, and elects to, assume
-------
the existing mortgage indebtedness on all or any portion the Offered Property, the Net Sales Price shall be increased by the amount of any prepayment premium thus avoided by the Company; otherwise, such existing mortgage indebtedness shall be satisfied at closing by HIW as hereinafter provided. The Manager, on behalf of the Company, shall reasonably cooperate with any HIW's acquisition structure which does not delay the closing or impose any risk or adverse economic impact on the Company or its other Members. At any time during the period ending thirty (30) days following the delivery of such Notice, HIW may notify the Manager in writing that it wishes to acquire the Offered Property, setting forth a proposed closing date that is not more than sixty (60) days after the delivery of such Notice by HIW, if the Gross Purchase Price is $50,000,000 or less, or not more than one hundred twenty (120) days after the delivery of such Notice by HIW, if the Gross Purchase Price is more than $50,000,000. Such Notice shall be accompanied by a cash deposit of five percent (5%) of the Gross Purchase Price, which deposit shall be placed with the Escrow Agent described in Section 16.5 below. At the closing of any sale to HIW pursuant to this Section 13.4, the Net Sales Price shall be treated and distributed as Net Sales Proceeds, and HIW shall be entitled to net out any Net Sales Proceeds it would otherwise receive pursuant to Section 8.2 hereof against the amount paid by HIW at the closing. HIW will assume or satisfy, at closing, all liabilities to which the Offered Property is subject (including, without limitation, all mortgage indebtedness), and will pay all closing costs of HIW and the Company, excepting only the Company's legal fees and disbursements. The provisions of Section 16.6 relating to casualty or condemnation of the Offered Property, Section 16.4(b) relating to the conduct of the closing and indemnification, Section 16.7 relating to remedies for failure to consummate such transaction, and Section 16.9 regarding the survival of such provisions, shall be applicable to such transaction, but the context of such provisions is limited as appropriate so that they are applicable to the Offered Property.

          (b) If HIW fails to exercise its option described in Section 13.4(a) above within the thirty (30)-day period therein described, the Manager may unilaterally cause the Company to dispose of the Offered Property as a unit at a purchase price not less than ninety-four percent (94%) of the Gross Purchase Price stated in the Manager's Notice to HIW, so long as a binding contract for such disposal is entered into by the Company within two hundred seventy (270) days following the conclusion of such thirty (30)-day period. Absent the execution of a binding contract within such two hundred seventy (270)-day period, or if the Manager intends to reduce the purchase price offered to any third party to less than ninety-four percent (94%) of the Gross Purchase Price, or if the Manager wishes to sell the Offered Property other than as a single unit, the provisions of this Section 13.4 shall again be applicable to any determination by the Manager to dispose of such Property; provided, however,
                                                          --------  -------
that if the Manager wishes only to reduce the purchase price offered to a third party to less than ninety-four percent (94%) of the Gross Purchase Price in order to avoid a new application of this Section 13.4, the Manager may give Notice of its desire to do so to HIW, which Notice shall state the revised Gross Purchase Price at which the Manager wishes to sell the Offered Property to such third party, together with a revised Net Sales Price at which HIW may elect to purchase the Offered Property (which Net Sales Price shall be the revised Gross Purchase Price then offered to such third party, less applicable mortgage balances (including prepayment premiums, but subject to adjustment as described in Section 13.4(a) hereof if HIW assumes the existing mortgage indebtedness as described therein) and anticipated closing costs and commissions applicable to the proposed sale to such third party). HIW shall have three (3) business days in which to give the Manager Notice of its election to purchase the Offered Property at the revised Net Sales Price. If HIW fails timely to give such Notice or elects not to so purchase the Offered Property, the Manager may unilaterally cause the Company to dispose of the Offered Property as a unit to such third party, at the revised Gross Purchase Price hereinabove described.

     13.5 Section 754 Election. In the event of a transfer of all or part of a
          --------------------
Member's Interest in the Company, the Company shall elect, at the request of any existing Member or any person being admitted as a Member or the executor, administrator or other legal representative of a deceased Member, to adjust the basis of the Company's assets pursuant to section 754 of the Code or the corresponding provision of subsequent law. In the case of a newly-admitted Member, the election shall be filed by the Company as constituted prior to such admission. The transferee of the Company interest shall pay all costs of preparing and filing such election and for any increased accounting costs thereafter attributable to such election.


                                  ARTICLE 14
                                  ----------

                                  WITHDRAWALS
                                  -----------

     Each of the Members hereby covenants and agrees that such Member will not withdraw or retire from the Company except as the result of a permitted transfer of such Member's entire Interest pursuant to Article 13 or 16 hereof, and that such Member will otherwise carry out such Member's duties and responsibilities hereunder until the Company is dissolved and liquidated pursuant to Article 15 hereof.

                                  ARTICLE 15
                                  ----------

                    DISSOLUTION AND LIQUIDATION OF COMPANY
                    --------------------------------------

     15.1 Dissolving Events.  The Company shall be dissolved and liquidated in
          -----------------
the manner hereinafter provided upon the happening of any of the following events:

          (a) the agreement of all of the Members to dissolve the Company;

          (b) the sale of all of the Company's interest in all Properties, all Persons owned by the Company and all other assets or properties of the Company; or

          (c)  if not previously terminated, December 31, 2020.

     15.2 Method of Liquidation.  Upon the happening of any of the events
          ---------------------
specified in Section 15.1 hereof which require the Company to be dissolved and liquidated, the Company, unless otherwise required by the Act, shall apply and distribute any Liquidation Proceeds in the following manner and in the following order of priority:

          (a) to the payment of the debts and liabilities of the Company (other than the Capital Accounts of the Members) and to the expenses of liquidation in the order of priority as provided by law; then

          (b) to the establishment of any reserves deemed reasonably necessary by the Members for the payment of any contingent or unforeseen liabilities or obligations of the Company and, at the expiration of such period as the Members reasonably deem advisable, the balance of such reserves shall be applied and distributed in the manner hereinafter provided in this Section 15.2; then

          (c) to the Members in proportion to, and in payment of, the remaining respective Capital Accounts of the Members as of the date of distribution, as adjusted and computed pursuant to Sections 8.1 and 8.2 and any other applicable provisions hereof as of the date of such distribution.

     15.3 Reasonable Time for Liquidating.  A reasonable time shall be allowed
          -------------------------------
for the orderly liquidation of the Company's assets pursuant to Section 15.2 hereof in order to reduce the risk of losses which might be attendant upon such a liquidation.

     15.4 Date of Liquidation.  The Company shall be deemed liquidated and wound
          -------------------
up when all of its assets shall have been applied and distributed in accordance with the provisions of Section 15.2 hereof. The establishment of any reserves in accordance with the provisions of Section 15.2 hereof shall not have the effect of extending the duration of the Company, but any such reserves shall be distributed in the manner provided in Section 15.2 hereof upon expiration of the period of such reserve.

     15.5 Waiver of Right of Partition.  Each of the Members does hereby agree
          ----------------------------
to and does hereby waive any right such Member may otherwise have to cause any of the Company's assets to be partitioned among the Members or to file any complaint or to institute any proceeding at law or in equity seeking to have any such assets partitioned.

                                  ARTICLE 16

                                   BUY-SELL
                                   --------

     16.1 Buy-Sell Option. At any time from and after the date hereof, with
          ---------------
respect to City Group Owners other than the Orlando, Florida City Group Owner, and at any time after the third

(3/rd/) anniversary of the closing under the Acquisition Agreement, with respect to the Orlando, Florida City Group Owner, either HIW or MG may institute the following reciprocal redemption procedure (hereinafter referred to as the "Redemption Procedure") by giving a Notice (hereinafter referred to as the "Redemption Notice") to the other party. The party giving a Redemption Notice shall be referred to hereinafter in this Article 16 as the "Offeror" and the party receiving such notice shall be referred to hereinafter as the "Offeree." It is mutually acknowledged and agreed that each of the City Groups is owned by a separate City Group Owner, and that all of the ownership interests in each City Group Owner are owned by the Company. Thus, it is mutually agreed and understood that the Redemption Procedure may be exercised as to all of the ownership interests in any one (1) City Group Owner, simultaneously as to all of the ownership interests in more than one (1) City Group Owner, or simultaneously as to all of the ownership interests in all of the City Group Owners; provided,
                                                                      --------
however, that if all of the ownership interests in more than one (1) City Group
-------
Owner are the subject of any Redemption Notice hereunder, the Redemption Notice must state separate Redemption Values (as hereinafter defined) for all of the ownership interests in each City Group Owner, and the Notice of Election (as hereinafter defined) must make separate elections to buy or sell all of the ownership interests in each City Group Owner being offered. Notwithstanding the fact that the Company owns all of the ownership interests in each City Group Owner, and thus, no Member has a direct ownership interest in a City Group Owner, the Redemption Procedure may be exercised hereunder as if each Member owned each City Group Owner in proportion to its Sharing Ratio, and upon the Redemption Closing Date for the sale of all of the ownership interests in any City Group Owner, the Manager, on behalf of the Company, shall transfer all of the ownership interests in such City Group Owner to the "Continuing Party" (as hereinafter defined), and the economic consequences of any such transfer shall be governed by Section 16.3 hereof. To be effective, the Redemption Notice shall be in writing and shall state therein, separately, the gross amount in U.S. cash (hereinafter referred to as the "Redemption Value"), as determined in the sole and absolute discretion of the Offeror, for all of the ownership interests of each City Group Owner being offered in the Redemption Notice, for use in determining Redemption Prices pursuant to Section 16.3 hereof. It is mutually agreed and understood that, in arriving at the Redemption Value, each Member should value each City Group Owner without deduction for existing mortgage indebtedness, any other liabilities of the City Group Owner or such City Group Owner's allocable share of all other liabilities of the Company, all of which shall hereafter be deducted from the Redemption Value in determining the Redemption Price (as hereinafter defined). The Redemption Notice shall constitute an irrevocable offer by the Offeror either to (a) sell the Offeror's City Group Interest (which, for purposes of this Article 16, shall be deemed to be the Offeror's imputed ownership interest in each City Group Owner, based upon its Sharing Ratio) in each City Group

Owner which is included in the Redemption Notice for the Redemption Price (as hereinafter defined) for each such City Group Owner, or (b) buy the Offeree's City Group Interest (which, for purposes of this Article 16, shall be deemed to be the Offeree's imputed ownership interest in each City Group Owner, based upon its Sharing Ratio) in each City Group Owner which is included in the Redemption Notice for the Redemption Price (as hereinafter defined). It is mutually acknowledged and agreed that, in responding to any Redemption Notice hereunder, the Offeree is entitled to make a separate election to buy the Offeror's City Group Interest or to sell the Offeree's City Group Interest in each City Group Owner which is the subject of a Redemption Notice, with the result that each of the Offeror and the Offeree may ultimately acquire certain City Group Owners pursuant to such Redemption Notice. Thus, by way of example, if the Offeror gives a Redemption Notice for all four (4) City Group Owners, the Offeree may elect to buy the Offeror's City Group Interest one (1), two (2), three (3) or four (4) City Group Owners, with the Offeror then obligated to purchase the Offeree's City Group Interest in as many City Group Owners as the Offeree does not elect to so purchase. In the event that all of the ownership interests in all four (4) City Group Owners are the subject of a single Redemption Notice hereunder, and either the Offeror or the Offeree ultimately acquires the ownership interests in all four (4) City Group Owners, the Continuing Party shall be deemed to have acquired the Withdrawing Party's Interest in the Company rather than all of the ownership interests in individual City Group Owners for the purposes hereof.

     16.2 Election by Offeree To Sell or Cause Offeror To Sell.  (a)  As to the
          ----------------------------------------------------
ownership interests of each City Group Owner being offered in the Redemption Notice, the Offeree shall elect either to sell its City Group Interest or to cause the Offeror to sell its City Group Interest in each City Group Owner in response to the Redemption Procedure instituted pursuant to Section 16.1 hereof. The Offeree shall give Notice of such elections (hereinafter referred to as a "Notice of Election") to the Offeror prior to the thirtieth (30th) day following the date upon which the Redemption Notice is given. The failure by the Offeree to give an effective and timely Notice of Election with respect to all of the ownership interests in any City Group Owner shall conclusively be deemed an election by the Offeree to sell its City Group Interest therein for the applicable Redemption Price (as hereinafter defined), payable in cash (U.S.), and the date of the Notice of Election with respect to such deemed election shall be the thirtieth (30th) day following the giving of the Redemption Notice. The party designated in accordance with the provisions of this Section 16.2 to sell its City Group Interest in any City Group Owner is hereinafter referred to as the "Withdrawing Party" and the other party is hereinafter referred to as the "Continuing Party".

          (b) After receipt of any Redemption Notice, the Manager shall not enter into any contract of sale or other agreement to dispose of any of the Properties, unless the Redemption Notice involves less than all of the Offeror's Interest in the Company and such Property(ies) are owned by a City Group Owner whose ownership interests are not included in such Redemption Notice. In the event that any of the Properties is subject to a contract of sale or other disposition agreement at the time that a Redemption Notice is received by the Offeree, the Continuing Party shall, upon the Redemption Closing Date, be deemed to have assumed the Company's and/or the subject City Group Owner's rights and obligations thereunder. If the closing under any such contract of sale or other disposition agreement must occur before the Redemption Procedure can be completed pursuant to this Article 16, the net sales proceeds therefrom (not subject to reserves by the Manager as contemplated by the definition of "Net Sales Proceeds" herein) shall be retained on behalf of the subject City Group Owner and transferred to the Continuing Party on the Redemption Closing Date. The restrictions contained in this Section 16.2(b) shall cease upon the failure of either the Continuing Party or the Withdrawing Party to consummate the Redemption Procedure as required by Section 16.4 hereof, until such time as a new Redemption Notice is given hereunder.

     16.3 Redemption Price.  The "Redemption Price" payable to the Withdrawing
          ----------------
Party shall be an amount in cash (U.S.) equal to the greater of $10.00, or the amount which such Withdrawing Party would have received on the Redemption Closing Date (as hereinafter defined) if the Company had applied, as Liquidation Proceeds, in the order of priority set forth in Section 15.2 hereof, assuming the prior allocation of any Sale Gain or Sale Loss which would have been recognized by the Company in connection with any sale of the Company's assets for an amount equal to such Redemption Value, as so adjusted, an amount equal to the Redemption Value applicable to all of the ownership interests in the subject City Group Owner as stated in the Redemption Notice (or, if the Continuing Party acquires all of the Company's ownership interests in all four (4) City Group Owners, in liquidation of the Company) upon the sale of all of the Company's ownership interest in the applicable City Group Owner; provided, however, that
                                                       -------- --------
if the Withdrawing Party owes any amount under any Contribution Loan made pursuant to Section 6.2(b) hereof to the Continuing Party on the date of the Redemption Notice, the aggregate of the Redemption Prices payable to the Withdrawing Party shall be reduced by the amount, including accrued and unpaid interest, owed to the Continuing Party by the Withdrawing Party on the Redemption Closing Date. For the purposes of this Section 16.3, in determining the liabilities of any City Group Owner prior to the transfer of all of the ownership interests therein to the Continuing Party, the Company shall include all existing mortgage indebtedness of, or reasonably allocable to, the subject City Group Owner, as well as any other liabilities unique to such City Group Owner and any portion of other liabilities of the Company which are reasonably allocable to such City Group Owner, such that no liabilities properly allocable to such City Group Owner would have been retained by the Company following any such transfer prior to a liquidation of the Company.

     16.4 Closing.  (a)  On the Redemption Closing Date, the Continuing Party,
          -------
as to each City Group Owner which it is acquiring, shall assume the Withdrawing Party's share of such City Group Owner's liabilities and the Company's liabilities as to such City Group Owner as of the date of the Notice of Election, and the Withdrawing Party shall have no further obligations with respect thereto. In the event that, with respect to the City Group Interest of the Withdrawing Party being so redeemed, MG is designated as the Withdrawing Party by a Notice of Election, the Manager shall not take any action hereunder, other than ministerial actions required to avoid harm to the City Group Owner in question or the Properties owned by it, without the prior written consent of the Continuing Party. Such consent may be given or withheld in the Continuing Party's sole and absolute discretion, but if given, shall be given within five
(5) business days of the Manager's request therefor, but if no such consent is given within such time, the Manager may conclusively presume that such consent has been approved. Subsequent to the Redemption Closing Date, the Withdrawing Party shall have no further interest in the Company's capital, profits, losses, gains or distributions as to any City Group Owner being redeemed hereunder (or, if the Continuing Party acquires all four (4) of the Withdrawing Party's City Group Interests, as to the Withdrawing Party's Interest in the Company, whereupon the Withdrawing Party shall no longer be a Member of the Company) and the Continuing Party shall, with respect to the City Group Interest of the Withdrawing Party being so redeemed, assume all obligations and liabilities of the Withdrawing Party as to such City Group Owner from and after the Redemption Closing Date. The Continuing Party shall also obtain, to the extent available, a release from liability for (or, if not available, on the Redemption Closing Date, a full indemnity from the Continuing Party and the MG Guarantor or the Highwoods Guarantor, as appropriate, of) the Withdrawing Party for any loan to the Company and/or the subject City Group Owner which relates to the subject City Group and is not paid in full on the Redemption Closing Date, and the Continuing Party and the Withdrawing Party shall enter into the Assignment of Ownership Interest and Indemnity described in
Section 16.4 (b) hereof as to each City Group Owner. Within sixty (60) days of the date of the Notice of Election (the "Redemption Closing Date"), the Redemption Price shall be paid to the Withdrawing Party as to such City Group Owner in U.S. Federal funds, and the Members shall execute and deliver amendments to this Agreement and any necessary statement with regard to the Company filed in any public records, reflecting the foregoing; provided,
                                                               --------
however, that upon payment of an additional amount equal to
-------
five percent (5%) of the applicable Redemption Value on or before the originally scheduled Redemption Closing Date, the Continuing Party may extend the Redemption Closing Date for the Withdrawing Party's City Group Interest for an
additional sixty (60) days.   On or prior to the Redemption Closing Date, the
Continuing Party shall contribute such amount to the capital of the Company as shall be necessary to enable the Company to pay the applicable Redemption Price to the Withdrawing Party on the Redemption Closing Date, or, at its option, may pay such amount directly to the Withdrawing Party. In the event that the Continuing Party should fail to make such required contribution or payment, the Continuing Party shall be in default hereunder, and the Withdrawing Party shall have the rights and remedies set forth in Section 16.7 hereof against the Continuing Party, and the Withdrawing Party shall have no obligation to sell its City Group Interest(s) to the Continuing Party. In the event that the Withdrawing Party fails to close the redemption of any such City Group Interest on the Redemption Closing Date, the Withdrawing Party shall be in default hereunder and the Continuing Party shall have the rights and remedies set forth in Section 16.7 hereof.

     (b) The closing shall be held at the office of the Escrow Agent on the Redemption Closing Date at a mutually-agreed-upon time; provided, however, that
                                                        --------  -------
the Continuing Party, if it so desires, may accelerate the date of closing by Notice to the Withdrawing Party given not less than ten (10) business days prior to the accelerated Redemption Closing Date. If there are any transfer taxes payable as an incident to the transfers at closing, such taxes shall be the expense of the Continuing Party. Additionally, the Withdrawing Party and the Continuing Party shall execute and deliver the Assignment of Ownership Interest and Indemnity, in the form attached hereto as Exhibit "D" and by this reference
                                              -----------
made a part hereof, as to each City Group Owner which is the of the subject Redemption Procedure then in effect.

     16.5 Escrow Agent; Deposit.  Within three (3) business days of the giving
          ---------------------
of the Notice of Election, the Continuing Party shall deposit with Chicago Title Insurance Company (the "Escrow Agent") a cash deposit equal to five percent (5%) of the Redemption Value multiplied by the Withdrawing Party's Sharing Ratio. If the Continuing Party elects to extend the Redemption Closing Date as and when contemplated by Section 16.4(a) hereof, the additional cash deposit equal to five percent (5%) of the Redemption Value multiplied by the Withdrawing Party's Sharing Ratio shall also be deposited with the Escrow Agent.

     16.6 Casualty or Condemnation.
          ------------------------

          (a) If, at the time of the Redemption Notice, any improvements on any of the Properties which are indirectly the subject of the Redemption Notice have been damaged, or if there is a condemnation or other taking for a public purpose pending with respect to any one or more of such Properties, all of the insurance proceeds, except those used to effect any repairs, and all benefits from any condemnation award, shall accrue to the benefit of the Continuing Party.

          (b) If following the delivery of any Redemption Notice and prior to the subject Redemption Closing Date, any of the Properties which are indirectly the subject of the Redemption Notice shall be damaged by a casualty to the extent of fifteen percent (15%) or more of the value of any such Property, or a condemnation proceeding shall be initiated with respect to fifteen percent (15%) or more of the value of any of such Properties, the Offeror may elect to withdraw the Redemption Notice, but only as to the City Group Owner which owns the affected Property, by giving the Offeree Notice within ten (10) days following such occurrence. If the Offeror does not withdraw the Redemption Notice, the Offeree shall have ten (10) days thereafter to notify the Offeror if it desires to modify its election pursuant to Section 16.2 above. If the Offer is not withdrawn, the closing shall take place on the Redemption Closing Date even if such Properties have not been completely repaired and restored, and all unused insurance proceeds, or all benefits from such condemnation, shall accrue to the benefit of the Continuing Party.

     16.7 Failure to Consummate.  If the Continuing Party fails to consummate
          ---------------------
the Redemption Procedure (other than on account of default of the Withdrawing Party) on the Redemption Closing Date, then the Withdrawing Party shall retain the escrow deposit(s) made pursuant to Section 16.5 as liquidated damages, and, in addition, may elect to purchase any or all of the Continuing Party's City Group Interest(s) at the applicable Redemption Price (as recalculated pursuant to Section 16.3 hereof) by delivering a Notice to such effect to the Continuing Party (i.e., the Member who was in default as a result of its failure to timely purchase) within thirty (30) days following the Redemption Closing Date. In such event, closing shall take place within thirty (30) days thereafter. If the Withdrawing Party fails to consummate the Redemption Procedure (other than on account of default of the Continuing Party), then, in addition to all other rights and remedies that the Continuing Party would have at law or in equity, the Continuing Party may maintain an action for specific performance of the Redemption Procedure. If the Continuing Party fails timely to make any deposit required by Section 16.5 hereof, the Continuing Party and the MG Guarantor or the Highwoods Guarantor, as appropriate, shall be personally liable to the Withdrawing Party for the amount of such deposit, which liability shall be treated as a demand obligation.

     16.8 Tax Treatment.  The Members hereby acknowledge and agree that, for
          -------------
Federal income tax purposes, all payments to a Withdrawing Party under Section
16.4 hereof shall be treated as distributions to a retired partner under section 736 of the Code and that the entire

Redemption Price payable to such Withdrawing Party shall be treated as paid in exchange for Company property (other than goodwill) under section 736(b) of the Code and any similar provision of any applicable state income tax statute.

     16.9 Survival.  The terms and provisions of this Article 16 shall survive
          --------
the dissolution of the Company under Article 15 and shall continue to apply throughout the period of liquidation until final distribution has been made.

                                  ARTICLE 17
                                  ----------

                                    NOTICES
                                    -------

     17.1 Notices.  Each notice, demand, request, election or other
          -------
communication (a "Notice") provided for under this document must comply with the requirements of this Section 17.1. Each Notice shall be in writing. It shall be sent with all charges prepaid by depositing it with the United States Postal Service or any official successor thereto, certified or registered mail, return receipt requested, or by a nationally-recognized overnight courier service that obtains receipts. It shall be addressed to the appropriate party (and marked to a particular individual's attention, if so indicated) as hereinafter provided. Each Notice shall be effective upon being so deposited, but the time period in which a response to any Notice must be given or any action taken with respect thereto shall commence to run from the date of actual receipt of the Notice by the addressee thereof, as evidenced by the return receipt. Rejection or other refusal by the addressee to accept or the inability to deliver because of a changed address of which no Notice was given shall be deemed to be the receipt of the notice sent. Any Notice may also be given by facsimile transmission (in which case it shall be deemed received when received by the receiving facsimile machine), but in such case, only if it is followed by "hard" copy given by mail or courier service and receipted as hereinabove provided. Any party shall have the right from time to time to change the address or individual's attention to which Notices to it shall be sent and to specify up to two additional addresses to which copies of Notices to it shall be sent by giving to the other party at least ten (10) business days' prior Notice thereof. Notices on behalf of any party may be sent by such party's attorney. The addresses of the parties are as follows:

     HIW, the Highwoods       c/o Highwoods Properties, Inc.
     Guarantor and any HIW    3100 Smoketree Court
     affiliate to whom this   Raleigh, North Carolina 27604
     Section 17.1 may apply   Attention:  Mr. Ronald P. Gibson
     by reference:            Telephone:  (919) 872-4924
                              FAX:  (919) 876-6929
     with a copy to:          c/o Highwoods Properties, Inc.
                              3100 Smoketree Court
                              Raleigh, North Carolina 27604
                              Attention: Mack D. Pridgen, III, Esq.
                              Telephone: (919) 872-4924
                              FAX: (919) 876-6929

     and with a copy to:      Alston & Bird LLP
                              605 Glenwood Avenue
                              Suite 310
                              Raleigh, North Carolina 27612
                              Attention:  William R. Klapp, Jr., Esq.
                              Telephone:  (919) 420-2206
                              FAX:  (919) 420-2260

     MG, the MG Guarantor     c/o Miller Global Properties, LLC
     and any other MG         4643 South Ulster Street, Suite 1500
     affiliate to whom this   Denver, Colorado  80237
     Section 17.1 may apply   Attention:  Mr. James H. Miller and Mr. Donald E.
     by reference (including, Spiegleman
     without limitation, MGA  Telephone:  (303) 773-0369
     Development Associates,  FAX:  (303) 694-0082
     L.P.):

     with a copy to:
                         Isaacson, Rosenbaum, Woods & Levy, P.C.
                         633 17/th/ Street, Suite 2200
                         Denver, Colorado  80202
                         Attention: Samuel L. Levy, Esq.
                         Telephone:  (303) 292-5656
                         FAX:  (303) 292-3152

                                  ARTICLE 18
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     18.1 Computation of Time.  In computing any period of time under this
          -------------------
Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

     18.2.  Amendment.  This Agreement may not be amended except by instrument,
            ---------
in writing, executed by all of the Members, nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver.

     18.3   Pronouns.  References to a Member, including by use of a pronoun,
            --------
shall be deemed to include masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable.

     18.4   Counterparts.  This instrument may be executed in any number of
            ------------
counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.

     18.5   Binding Effect.  This Agreement shall inure to the benefit of and
            --------------
shall be binding upon the Members, their legal representatives, permitted transferees, heirs, successors and permitted assigns.

     18.6   Construction.  This Agreement shall be governed by, and interpreted
            ------------
and construed in accordance with, the internal laws of the State of Delaware, without reference to conflicts of laws or choice of laws provisions thereof.
The titles of the Articles and Sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

     18.7   Exhibits.  All exhibits which are referenced herein and attached
            --------
hereto are incorporated herein by this reference.

     18.8   Sections.  References herein to specific sections shall be deemed to
            --------
refer to sections of this Agreement, unless otherwise provided.

     18.9   Estoppels.  Each Member shall, upon not less than ten (10) business
            ---------
days' written notice from the other Member, execute and deliver to the other Member a statement certifying that this Agreement is unmodified and in full force and effect (or, if modified, the nature of the modification) and whether or not there are, to such Member's actual knowledge, any uncured defaults on the part of the other Member, specifying such defaults if any are claimed. Any such statement may be relied upon by third parties.

     18.10  No Payments of Individual Obligations.  The Members shall use the
            -------------------------------------
Company's credit and assets solely for the benefit of the Company. No assets of the Company shall be transferred or encumbered for or in payment of any individual obligation of a Member.

     18.11  Time of Essence.  Time is of the essence of this Agreement and each
            ---------------
and every provision hereof.

     18.12  Additional Documents and Acts.  In connection with this Agreement,
            -----------------------------
as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

     18.13  Severability.  If any provision of this Agreement or the application
            ------------
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     18.14  No Third-Party Beneficiary.  This Agreement is made solely and
            --------------------------
specifically between and for the benefit of the parties hereto, and their respective successors and permitted assigns, subject to the express provisions hereof relating to successors and assigns, and no other person whatsoever shall have any right, interest, or claim hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

     18.15  Complete Agreement.  This Agreement constitutes the complete and
            ------------------
exclusive statement of the agreement between the Members with respect to the subject matter hereof. This Agreement supersedes all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Agreement shall be binding on the Members or have any force or effect whatsoever. It is agreed that no Member has rendered any services to or on behalf of either the other Members or the Company and that no Member shall have any rights with respect to any services which might be alleged to have been rendered.

     18.16  Confidentiality.  The Members agree that the terms of this
            ---------------
Agreement, any other agreements entered into in connection with the transactions contemplated hereby, the identities of the parties hereto and their owners or members and any other proprietary information shared by the Members pursuant hereto are confidential and shall not be disclosed to any third party without the other party's prior written consent; provided, however, that any party may
                                         -------- --------
disclose the existence and/or terms and conditions hereof if so required by law or to such party's attorneys, accountants, financial institutions, and other professionals and similar parties in order to pursue in good faith business objectives of the Company (subject to each Member advising such parties of the existence of this Section 18.16 and such Member's duty not to disclose such existence and/or terms and conditions unless permitted by law, except as provided herein), and it is mutually agreed and understood that the Manager may make customary and reasonable disclosures regarding the Properties to prospective purchasers and mortgagees of the Properties in question.


     18.17  Dispute Resolution.
            ------------------

     (a) Although the Members may agree from time to time to submit any dispute hereunder to mediation or to be bound by an arbitration thereof, except as provided in Section 18.17(b) below with respect to any Claim that the Claiming Member may elect to make thereunder, in its sole and absolute discretion (which, if so elected, shall be the sole and exclusive remedy for the Claim in question (but not otherwise)), they are not bound to such procedures and may initiate legal action to enforce the provisions hereof without first resorting to such measures.

     (b) Notwithstanding the foregoing, in the event that a Member determines that the Member, the MG Guarantor, the Highwoods Guarantor, the Company or a City Group Owner is entitled to a recovery pursuant to any Guaranty, Indemnity and Payment Agreement executed contemporaneously herewith, or that certain Contribution Agreement of even date herewith between the MG Guarantor and HIW, such Member (the "Claiming Member") may, if it elects, in its sole and absolute discretion, to employ the provisions of this
     Section 18.17(b), deliver to the other Member (the "Opposite Member") a Notice (given by any means other than facsimile transmission) (each a "Claim"), containing the claimed amount (which, although not required to be stated in the Claim, due to the uncertainty of the ultimate amount thereof, shall be deemed to include, for the purposes hereof, all interest, attorneys' fees and expenses and other costs and expenses awarded to the Claiming Member by the arbitrator and by the court in connection with the enforcement of the arbitrator's determination if and to the extent that the Claiming Member is successful) and setting forth in reasonable detail the basis therefor.

          (i) If the Opposite Member does not dispute the Claim and so indicates by Notice to the Claiming Member, given within five (5) Business Days after the Opposite Member's receipt of the Claim, the Manager shall pay the amount of the Claim to the Claiming Member, at such time or times following the making of the Claim as distributions would otherwise be distributed to the Opposite Member pursuant to Sections
          8.1 and/or 8.2 hereof, deducting the same from the amount otherwise distributable to the Opposite Member pursuant to Sections 8.1 and/or
          8.2 hereof. If the Opposite Member disputes the Claim, it may deliver to the Claiming Member a Notice (given by any means other than facsimile transmission) (the "Response") so indicating, within five
          (5) Business Days following the Opposite Member's receipt of the Claim. If the Response is delivered within such five (5)-Business Day period, the Claiming Member may direct the Manager to deposit with the Escrow Agent, in an interest-bearing account Approved by the Members, the amount set forth in the Claim from the amount which would have otherwise been distributable to the Opposite Member at the time of the Claim, and to the extent that no amount was then distributable to the Opposite Member, or the amount otherwise distributable to the Opposite Member at the time of the Claim was insufficient to satisfy the Opposite Member's obligations under the Claim, if the arbitration of the Claim is still pending or if the Claiming Member is successful in the arbitration hereinafter described, the Claiming Member may direct the Manager to continue to deposit subsequent amounts otherwise distributable to the Opposite Member pursuant to Sections 8.1 and/or
          8.2 hereof unless, in the interim, the Claim has been resolved against the Claiming Member or, if resolved in favor of the Claiming Member in an amount less than the amount of the Claim, there are sufficient funds on deposit with the Escrow Agent

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

          to satisfy such lesser amount. In the event that the Opposite Member does not deliver a Response within five (5) Business Days after its receipt of the Claim, the Claiming Member shall deliver a copy of the Claim previously delivered to the Opposite Member, together with proof of the Opposite Member's receipt of the Claim (each a "Second Notice"), to the Opposite Member. (It is mutually agreed and understood that no purported Second Notice delivered hereunder shall be effective unless delivered by any means permitted under Section
          17.1 hereof other than facsimile transmission and unless and until it includes said proof of receipt, but also that there shall be no time limit within which the Claiming Member must deliver the Second Notice, to cover the eventuality, among others, that there could be a delay in obtaining said proof of receipt.) If, within five (5) Business Days following the Opposite Member's receipt of the Second Notice, the Opposite Member does not then dispute the Claim and so indicates by Notice to the Claiming Member, or if the Opposite Member does not deliver a Response within said five (5)-Business Day period, the Manager shall pay the amount of the Claim to the Claiming Member as described in the first sentence of this Section 18.17(b)(i). If a Response is timely given, the second and third sentences of this
          Section 18.17(b)(i) shall apply, and the amount of the Claim shall be escrowed with the Escrow Agent and the arbitration hereinafter described shall be joined as provided for herein.

          (ii) If a Response is received, the dispute so joined shall be immediately submitted to final and binding arbitration before Judicial Arbitration and Mediation Services, Inc. ("JAMS"), or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq., and any distributions to which the Opposite Member would otherwise be entitled pursuant to Sections 8.1 and/or 8.2 following the Claim shall remain on deposit with the Escrow Agent pending the conclusion of arbitration. The arbitration will be conducted in Denver, Colorado (if MG is the Claiming Member), or in Raleigh, North Carolina (if HIW is the Claiming Member), and in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures (or the JAMS Comprehensive Arbitration Rules and Procedures, if the amount at issue is such that the Streamlined Arbitration Rules and Procedures may not be used) in effect at the time that the Claim is sent. The Members will cooperate with JAMS and with one another in selecting an arbitrator from JAMS panel of neutrals, and in scheduling the arbitration proceedings. If JAMS shall no longer exist or if JAMS fails or refuses to accept submission of the dispute, the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect. The Members each covenant that they shall participate in the arbitration in good faith. It is the intention of the Members that, in any arbitration conducted pursuant hereto, the prevailing party be awarded reasonable attorneys' fees and expenses and the cost of the arbitration or, if the arbitrator finds for the Claiming Member in part and the Opposite Member in part, that all such costs be split between the Members as the arbitrator deems fair and equitable. The provisions of this Section 18.17(b) and any award in any arbitration may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys' fees and arbitration costs, to be paid by the party against whom enforcement is ordered. If the arbitrator finds for the Opposite Member or its Affiliate which is the subject of the Claim, or if the amount awarded is less than the balance on deposit with the Escrow Agent in connection with the Claim at issue, such balance or excess, as appropriate, shall be released to the Opposite Member or its Affiliate. Otherwise, the amount on deposit with the Escrow Agent in connection with the Claim at issue, or such lesser portion thereof as may be required to satisfy the Claim, shall be released by the Escrow Agent to the Claiming Member, and if said amount on deposit is insufficient to satisfy the Claim, the Claiming Member, in addition to any right it may have to enforce the court's order directly against the Opposite Member, may direct the Manager to pay any balance due to the Claiming Member from future distributable amounts pursuant to Sections 8.1 and/or 8.2 which would otherwise be distributed to the Opposite Member. Any failure on the part of MG, while it or any of its Affiliates is the Manager hereunder, to strictly comply with its directions from the Claiming Member as required hereby shall be deemed to be a breach of this Agreement and MG's fiduciary duty to HIW.

   18.18  Attorneys' Fees. In any dispute hereunder that is not resolved
          ---------------
pursuant to Section 18.17 hereof, reasonable attorneys' fees and expenses shall be awarded to the prevailing party, not to exceed the lesser of (a) actual attorneys' fees and expenses, and (b) twenty percent (20%) of the amount of the actual damages awarded to the prevailing party (specifically excluding any consequential or punitive damages); provided, however, that a prevailing
                                    --------  -------
defendant who did not seek an award of damages shall receive actual attorneys' fees and expenses.

               IN WITNESS WHEREOF, each of the Members has caused this Agreement to be executed under seal by its duly authorized signatory, effective as of the date first set forth above.

                              HIW:
                              ---

                              HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership

                              By:  HIGHWOODS PROPERTIES, INC., a Maryland
                              corporation, its sole general partner


                                   By: /s/ Mack D. Pridgen III
                                       -------------------------------------
                                   Name:Mack D. Pridgen III
                                   Title: Vice President and General Counsel

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

                              MG:
                              --

                              MILLER GLOBAL HIW 20, LLC,

                              a Colorado limited liability company


                              By: /s/ Authorized Signatory
                                  ------------------------



     Each of the undersigned hereby joins in the Operating Agreement solely for the purpose of confirming the obligations for which it is expressly liable pursuant to the terms of the Operating Agreement.

                              "MG Guarantor"

                              MILLER GLOBAL FUND III, L.P. a Colorado limited partnership, its Manager

                              By: MG IV-GP, LLC, a Colorado limited liability company, its sole general partner

                                   By: MILLER GLOBAL PROPERTIES, LLC, a Colorado limited liability company, its sole member

                                   By:  /s/ Authorized Signatory
                                        ------------------------

                              "Highwoods Guarantor"

                              HIGHWOODS PROPERTIES, INC.,
                              a Maryland corporation

                              By: /s/ Mack D. Pridgen
                                  -----------------------------------,
                              Its Vice President and General Counsel

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